Canada Business          Loi regissant         FORM 9                                  FORMULE 9
Corporations Act         les societes          ARTICLES OF AMALGAMATION                STATUTS DE FUSION
                         par actions de        (SECTION 185)                           (ARTICLE 185)
                         regime federal
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1.  Name of amalgamated corporation.

            Gulf Canada Resources Limited
------------------------------------------------------------------------------------------------------------------------------------
2.  The place in Canada where the registered office is to be          Lieu au Canada ou doit etre situe le siege social
    situated
            Calgary, Alberta
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3.  The Classes and any maximum number of shares that the             Categories et tout nombre maximal d'actions que la societe
    corporation is authorized to issue                                est autorisse a emettre
         The annexed Schedule A is incorporated herein.
------------------------------------------------------------------------------------------------------------------------------------
4.  Restrictions, if any, on share transfers                          Restrictions sur le transfert des actions, s'il y a lieu
         Not Applicable
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5.  Number (or minimum and maximum number) of directors               Nombre (ou nombre minimal et maximal) d'administrateurs
         A minimum of 7 and a maximum of 25.
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6.  Restrictions, if any on business the corporation may              Limites imposees l'activite commerciale de la societe, s'il y
    carry on                                                          a lieu
         Not Applicable
------------------------------------------------------------------------------------------------------------------------------------
7.  Other provisions, if any                                         Autres dispositions s'il ya lieu
         The annexed Schedule B is incorporated herein
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8.  The amalgamation has been approved pursuant to                   La fusion a ete approuvee en accord avec l'articles ou le
    that section or subsection of the Act which is                   paragraph de la Loi indique ci-apres
    indicated
                                                                         [ ]  183
                                                                         [X]  184(1)
                                                                         [ ]  183(2)

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9.  Name of the amalgamating            Corporation
    corporations                            No.                                                           Title
                                         No. de la            Signature             Date                  Titre
                                          societe
------------------------------------------------------------------------------------------------------------------------------------
Gulf Canada Resources Limited             266753-3        /s/ C. S. GLICK        Nov. 19, 1996         Senior Vice President
------------------------------------------------------------------------------------------------------------------------------------
Gulf Canada Frontier Exploration          326508-1        /s/ R. H. AVCHINLECK   Nov. 19, 1996               President
Limited
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FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT
------------------------------------------------------------------------------------------------------------------------------------
CORPORATION NO. - NO DE LA SOCIETE                            FILED - DEPOSEE
      331675-1                                                    November 26, 1996

                                                                     EXHIBIT 3.1


THIS IS SCHEDULE A REFERRED TO IN THE
FOREGOING ARTICLES OF AMALGAMATION

                     THE CLASSES AND ANY MAXIMUM NUMBER OF
               SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

                 The authorized share capital of Gulf Canada Resources Limited/Resources Gulf Canada Limitee (the "Corporation") shall consist of:

         (a) an unlimited number of preference shares designated as Senior Preference Shares, issuable in series ("Senior Preference Shares");

         (b) an unlimited number of preference shares designated as Junior Preference Shares, issuable in series ("Junior Preference Shares"); and

         (c)     an unlimited number of ordinary shares ("ordinary shares");

which shares shall have attached thereto the rights, privileges, restrictions and conditions set out below.

                 The first series of Senior Preference Shares shall be designated as Fixed/Adjustable Rate Senior Preference Shares, Series 1 which, in addition to the rights, privileges, restrictions and conditions attaching to the Senior Preference Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set out in Appendix A annexed hereto.

                 The second series of Senior Preference Shares shall be designated as Cumulative Redeemable Auction Perpetual Senior Preference Shares, Series 2 which, in addition to the rights, privileges, restrictions and conditions attaching to the Senior

Preference Shares as a class, shall have attached thereto the rights, privileges, restrictions and conditions set out in Appendix B annexed hereto.

                            SENIOR PREFERENCE SHARES

                 The rights, privileges, restrictions and conditions attaching to the Senior Preference Shares, as a class, are as follows:

1.       DIRECTORS' AUTHORITY TO ISSUE IN ONE OR MORE SERIES.

1.1 The directors of the Corporation may issue the Senior Preference Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Senior Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends thereon, whether cumulative, non-cumulative or partially cumulative, and whether such rate(s), amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the pre-emptive rights attached thereto (if any), the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund or other provisions attaching thereto. Before the issue of the first shares of a series of Senior Preference Shares, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment in prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.       RANKING OF SENIOR PREFERENCE SHARES.

2.1 No rights, privileges, restrictions or conditions attaching to a series of Senior Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Senior Preference Shares then outstanding.

2.2 The Senior Preference Shares shall be entitled to priority over the Junior Preference Shares and the ordinary shares of the Corporation and over any other shares of any other class of the Corporation ranking junior to the Senior Preference Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

2.3 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Senior Preference Shares is not paid in full, the Senior Preference Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Senior Preference Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.4 The Senior Preference Shares of any series may also be given such other preferences not inconsistent with sections 2.1 to 2.3 hereof over the Junior Preference Shares and the ordinary shares and over any other shares ranking junior to the Senior Preference Shares as may be determined in the case of the rights of the Senior Preference Shares.

2.5 Subject to the rights, privileges, restrictions and conditions attached to any particular series of Senior Preference Shares, in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of each series of Senior Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation shall be distributed among the holders of the Junior Preference Shares or the ordinary shares of the Corporation or any other shares of the Corporation ranking junior to the Senior Preference Shares, be entitled to receive

                 (i) an amount equal to the stated capital attributable to each series of Senior Preference Shares, respectively, together with, in the case of a series of Senior Preference Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared, (which for such purposes shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Senior Preference Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon, and

         (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Senior Preference Shares if such shares had been called for redemption by the Corporation effective the date of distribution and, if any series of Senior Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Senior Preference Shares.

3.       RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS, ETC.

3.1 Except with the approval of the holders of the Senior Preference Shares given in the manner described in section 6.1 below, no dividends shall at any time be declared and paid or set apart for payment on the Junior Preference Shares or the ordinary shares or any other shares of the Corporation ranking junior to the Senior

Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Senior Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Senior Preference Shares (less than the total amount then outstanding) or any Junior Preference Shares or ordinary shares or any other shares of the Corporation ranking junior to the Senior Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Senior Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment.

4.       VOTING RIGHTS.

4.1 Except as herein referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Senior Preference Shares, the holders of the Senior Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.       SPECIFIC MATTERS REQUIRING OR NOT REQUIRING APPROVAL.

5.1 Except as otherwise provided by law, the holders of the Senior Preference Shares shall not be entitled to vote separately as a class in respect of a proposed amendment to the articles to:

         (a) increase or decrease any maximum number of authorized Senior Preference Shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Senior Preference Shares;

         (b) effect an exchange, reclassification or cancellation of all or part of the Senior Preference Shares; or

         (c) create a new class of shares equal or superior to the Senior Preference Shares.

5.2 The provisions of sections 1.1 to 6.1, inclusive, may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Canada Business Corporations Act, but only with the prior approval of the holders of the Senior Preference Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (as now enacted or from time to time amended, varied or replaced).

6.       APPROVAL OF THE HOLDERS OF
         THE SENIOR PREFERENCE SHARES.

6.1 The approval of the holders of the Senior Preference Shares with respect to the matters referred to in sections 3.1 and 5.2 may be given by a majority of not less than two-thirds of the votes cast at a meeting of the holders of the Senior Preference Shares duly called for that purpose and held upon at least 21 days notice at which the holders of not less than 25 per cent of the outstanding Senior Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Senior Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and at such time and place as may be appointed by the chairman and not less than 21 days notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Senior Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by a majority of not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Senior Preference Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Canada Business Corporations Act (as now enacted or from time to time amended, varied or replaced) and the by-laws of the Corporation with respect to meetings of shareholders. On every poll taken at a meeting of holders of Senior Preference Shares as a class, or at a joint meeting of the holders of two or more series of Senior Preference Shares, each holder of Senior Preference Shares entitled to vote thereat shall have one vote in respect of each $ 1.00 of the issue price of each Senior Preference Share held by him.

                            JUNIOR PREFERENCE SHARES

The rights, privileges, restrictions and conditions attaching to the Junior Preference Shares, as a class, are as follows:

1.       DIRECTORS' AUTHORITY TO ISSUE IN ONE OR MORE SERIES.

1.1 The directors of the Corporation may issue the Junior Preference Shares at any time and from time to time in one or more series. Before any shares of a particular series are issued, the directors of the Corporation shall fix the number of shares that will form such series and shall determine, subject to the limitations set out in the articles, the designation, rights, privileges, restrictions and conditions to be attached to the Junior Preference Shares of such series, including, but without in any way limiting or restricting the generality of the foregoing, the rate or rates, amount or method or methods of calculation of preferential dividends thereon, whether cumulative, non-cumulative or partially cumulative, and whether such rate(s), amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates from which such preferential dividends shall accrue, the pre-emptive rights attached thereto (if any), the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights (if any), the conversion or exchange rights attached thereto (if any), the voting rights attached thereto (if any) and the terms and conditions of any share purchase plan or sinking fund or other provisions attaching thereto. Before the issue of the first shares of a series of Junior Preference Shares, the directors shall send to the Director (as defined in the Canada Business Corporations Act) articles of amendment in prescribed form containing a description of such series including the designation, rights, privileges, restrictions and conditions determined by the directors.

2.     RANKING OF JUNIOR PREFERENCE SHARES.

2.1 No rights, privileges, restrictions or conditions attaching to a series of Junior Preference Shares shall confer upon a series a priority in respect of dividends or return of capital over any other series of Junior Preference Shares then outstanding.

2.2 The Junior Preference Shares shall be entitled to priority over the ordinary shares of the Corporation and over any other shares of any other class of the

Corporation ranking junior to the Junior Preference Shares with respect to priority in the payment of dividends and the return of capital and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

2.3 If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of a series of Junior Preference Shares is not paid in full, the Junior Preference Shares of all series shall participate rateably in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of amounts payable on return of capital in the event of liquidation, dissolution or winding-up of the Corporation in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Junior Preference Shares with respect to amounts payable on return of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.

2.4 The Junior Preference Shares of any series may also be given such other preferences not inconsistent with sections 2.1 to 2.3 hereof over the ordinary shares and over any other shares ranking junior to the Junior Preference Shares as may be determined in the case of the rights of the Junior Preference Shares.

2.5 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of each series of Junior Preference Shares shall, before any amount shall be paid to or any property or assets of the Corporation shall be distributed among the holders of the ordinary shares of the Corporation or any other shares of the Corporation ranking junior to the Junior Preference Shares, be entitled to receive

                 (i) an amount equal to the stated capital attributable to each series of Junior Preference Shares, respectively, together with, in the case of a series of Junior Preference Shares entitled to cumulative dividends thereon, all unpaid accumulated cumulative dividends, whether or not declared, (which for such purposes shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which such cumulative dividends were paid up to but excluding the date of distribution) and, in the case of a series of Junior Preference Shares entitled to non-cumulative dividends, all declared and unpaid non-cumulative dividends thereon, and

                 (ii) if such liquidation, dissolution, winding-up or distribution shall be voluntary, an additional amount, if any, equal to any premium which would have been payable on the redemption of any series of Junior

                          Preference Shares if such shares had been called for redemption by the Corporation effective the date of distribution and, if any series of Junior Preference Shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of any other series of Junior Preference Shares.

3.       RESTRICTIONS ON DIVIDENDS AND REDEMPTIONS, ETC.

3.1 Except with the approval of the holders of the Junior Preference Shares given in the manner described in section 6.1 below, no dividends shall at any time be declared and paid or set apart for payment on the ordinary shares or any other shares of the Corporation ranking junior to the Junior Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of Junior Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment; nor shall the Corporation call for redemption, redeem, purchase for cancellation, acquire for value or reduce or otherwise pay off any of the Junior Preference Shares (less than the total amount then outstanding) or any ordinary shares or any other shares of the Corporation ranking junior to the Junior Preference Shares unless and until all dividends up to and including the dividends payable for the last completed period for which such dividends shall be payable on each series of the Junior Preference Shares then issued and outstanding shall have been declared and paid or set apart for payment.

4.       VOTING RIGHTS.

4.1 Except as herein referred to or as otherwise provided by law or in accordance with any voting rights which may from time to time be attached to any series of Junior Preference Shares, the holders of the Junior Preference Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

5.       SPECIFIC MATTERS REQUIRING OR NOT REQUIRING APPROVAL.

5.1 Except as otherwise provided by law, the holders of the Junior Preference Shares shall not be entitled to vote separately as a class in respect of a proposed amendment to the articles to:

                 (a) increase or decrease any maximum number of authorized Junior Preference Shares, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the Junior Preference Shares;

                 (b) effect an exchange, reclassification or cancellation of all or part of the Junior Preference Shares; or

                 (c) create a new class of shares equal or superior to the Junior Preference Shares.

5.2 The provisions of sections 1.1 to 6.1, inclusive, may be deleted, amended, modified or varied in whole or in part by a certificate of amendment issued by the Director appointed under the Canada Business Corporations Act, but only with the prior approval of the holders of the Junior Preference Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act (as now enacted or from time to time amended, varied or replaced).

6.       APPROVAL OF THE HOLDERS OF
         THE JUNIOR PREFERENCE SHARES.

6.1 The approval of the holders of the Junior Preference Shares with respect to the matters referred to in sections 3.1 and 5.2 may be given by a majority of not less than two-thirds of the votes cast at a meeting of the holders of the Junior Preference Shares duly called for that purpose and held upon at least 21 days notice at which the holders of not less than 25 per cent of the outstanding Junior Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Junior Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and at such time and place as may be appointed by the chairman and not less than 21 days notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Junior Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by a majority of not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Junior Preference Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the Canada Business Corporations Act (as now enacted or from time to time amended, varied or replaced) and the by-laws of the Corporation with respect to meetings of shareholders.

On every poll taken at a meeting of holders of Junior Preference Shares as a class, or at a joint meeting of the holders of two or more series of Junior Preference Shares, each holder of Junior Preference Shares entitled to vote thereat shall have one vote in respect of each $1.00 of the issue price of each Junior Preference Share held by him.

                                ORDINARY SHARES

The rights, privileges, restrictions and conditions' attaching to the ordinary shares are as follows:

1.       DIVIDENDS.

                 Subject to the prior rights of the holders of the Senior Preference Shares and the Junior Preference Shares and to any other shares ranking senior or on a parity to the ordinary shares with respect to the payment of dividends, the holders of ordinary shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon as and when declared by the board of directors of the Corporation out of assets properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the ordinary shares shall be declared and paid in equal amounts per share on all ordinary shares at the time outstanding.

2.       DISSOLUTION.

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the Senior Preference Shares, the Junior Preference Shares or any other shares ranking senior to the ordinary shares with respect to the distribution of assets upon liquidation, dissolution, or winding-up, the holders of the ordinary shares shall be entitled to receive an amount of one-tenth of $0.01 per share and thereafter shall be entitled to share the remaining property and assets of the Corporation and to participate in any distribution thereof with the holders of shares of any other class ranking on a parity to the ordinary shares in any distribution thereof.

3.       VOTING RIGHTS.

3.1 Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, the holders of the ordinary shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each ordinary share held at all meetings of the shareholders of the Corporation.

THIS IS SCHEDULE B REFERRED TO IN THE FOREGOING ARTICLES OF AMALGAMATION.

                 The board of directors of the Corporation may, without authorization of the shareholders of the Corporation, from time to time, in such amounts and on such terms as it deems expedient:

         (a)     borrow money upon the credit of the Corporation;

         (b) issue, reissue, sell or pledge debt obligations of the Corporation;

         (c) give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any of the currently owned or subsequently acquired real and personal, movable and immovable, property of the Corporation, including book debts, rights, powers, franchise and undertaking, to secure any obligation of the Corporation.

                 For greater certainty the foregoing powers conferred on the directors shall be deemed to include the powers conferred on a company by Division VII of the Special Corporate Powers Act, being Chapter P-16 of the Revised Statutes of Quebec, 1977 and every statutory provision that may be substituted therefor or for any provision therein.

                 The board of directors may from time to time by resolution delegate to a committee of directors or to one or more of the directors or officers of the Corporation all or any of the powers hereby conferred upon the board to such extent and in such manner as the board shall determine at the time of each such delegation. Nothing in this section shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

                                   APPENDIX A

                         GULF CANADA RESOURCES LIMITED/
                         RESSOURCES GULF CANADA LIMITEE

                       SENIOR PREFERENCE SHARES SERIES 1

                 The first series of Senior Preference Shares shall be designated Fixed/Adjustable Rate Senior Preference Shares Series 1 (the "Series 1 Preference Shares"), shall consist of 171,007,335 Series I Preference Shares and shall have attached thereto, in addition to the rights, privileges, restrictions and conditions attached to the Senior Preference Shares as a class, the rights, privileges, restrictions and conditions (the "Series 1 Provisions"):

                                   ARTICLE 1
                                    GENERAL

1.1              DEFINITIONS

                 Where used in these Series 1 Provisions, the following words and phrases shall, unless there is something in the context otherwise inconsistent therewith, have the following meanings, respectively:

         (a)     "Additional Preference Shares" has the meaning specified in section 5.1;

         (b) "Additional Preference Share Conversion Date" has the meaning specified in section 5.1;

         (c) "Additional Preference Share Conversion Notice" has the meaning specified in section 5.1;

         (d) "Adjustment Factor" for any Month means the percentage per annum, positive or negative, based on the Calculated Trading Price of the Series

                 1 Preference Shares for the preceding Month, determined in accordance with the following:

         If such                                                    the Adjustment
         Calculated Trading Price is                                Factor shall be
         ---------------------------                                ---------------
         101% of Redemption Price or more..............                  -0.20%

         100.75% of Redemption Price and less
                 than 101% of Redemption Price.........                  -0.15%

         100.50% of Redemption Price and less
                 than 100.75% of Redemption Price......                  -0.10%

         100.25% of Redemption Price and less
                 than 100.50% of Redemption Price......                  -0.05%

         99.75% of Redemption Price and less
                 than 100.25% of Redemption Price......                  Nil

         99.50% of Redemption Price and less
         than 99.75% of Redemption Price...............                  +0.05%

         99.25% of Redemption Price and less
         than 99.50% of Redemption Price...............                  +0.10%

         99.00% of Redemption Price and less
         than 99.25% of Redemption Price...............                  +0.15%

         less than 99.00% of Redemption Price..........                  +0.20%

         provided that if the Series 1 Preference Shares do not trade on the Exchange during any Month, the Adjustment Factor for the following Month shall be nil;

         (e) "Adjustment Rate" for any Month (other than the Month ending March 31, 1988) means the percentage per annum which is the sum of the Adjustment Factor for such Month and the Adjustment Rate for the immediately preceding Month and, for the Month ending March 31, 1988, means the Adjustment Factor for such Month;

         (f) "Annual Dividend Rate" for any Month means the rate per annum (rounded to the nearest one-thousandth of one per cent) determined by adding 65% of Prime for such Month to the Adjustment Rate for such Month, provided that the Annual Dividend Rate for any Month shall in no event be greater than 80% of Prime for such Month or be less than 50% of Prime for such Month;

         (g) "board of directors" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means either action by the directors of the Corporation as a board or action by the said executive committee as such committee;

         (h) "business day" means a day other than a Saturday, Sunday or any other day treated as a holiday in the municipality in Canada in which the Corporation's registered office is then situated;

         (i)     "Calculated Trading Price" for any Month means:

                          (i) the aggregate of the Daily Adjusted Trading Value for all Trading Days in such Month divided by

                          (ii) the aggregate of the Daily Trading Volume for all Trading Days in such Month;

         (j) "CBCA" means the Canada Business Corporations Act S.C.1974-75, c.33, as amended, and as such statute may from time to time be amended, varied, replaced or re-enacted;

         (k)     "Consolidation Date" has the meaning specified in section 4.1;

         (l)     "Consolidation Factor" has the meaning specified in section
                 4.1;

         (m)     "Daily Accrued Dividend Deduction" for any Trading Day means:

                 (i) the product obtained by multiplying the dividend accrued on a Series 1 Preference Share in respect of the Month in which the Trading Day falls by the number of days elapsed from but excluding the day prior to the Ex-Dividend Date immediately preceding such Trading Day to and including such Trading Day (or if such Trading Day is an Ex-Dividend Date by one (1))

                 divided  by

                 (ii) the number of days from and including such Ex-Dividend Date to but excluding the following Ex-Dividend Date;

         (n)     "Daily Adjusted Trading Value" for any Trading Day means:

                 (i) the aggregate dollar value of all trades of Series 1 Preference Shares on the Exchange occurring during such Trading Day less

                 (ii) the Daily Trading Volume for such Trading Day multiplied by the Daily Accrued Dividend Deduction for such Trading Day;

         (o) "Daily Trading Volume" for any Trading Day means the aggregate number of Series 1 Preference Shares traded in all transactions occurring during such Trading Day on the Exchange;

         (p)     "Dividend Default" has the meaning specified in article 6;

         (q) "Exchange" means The Toronto Stock Exchange or, if the board of directors of the Corporation has determined that such exchange is not the principal trading market for the Series 1 Preference Shares, then such other stock exchange in Canada or the United States that the board of directors of the Corporation shall determine to be the principal trading market for the Series 1 Preference Shares and, should no alternative exchange be available, then such other trading market as the board of directors of the Corporation shall determine to be the principal trading market for the Series 1 Preference Shares;

         (r)     "Ex-Dividend Date" means:

                 (i) the Trading Day which, under the rules or normal practices of the Exchange, is designated or recognized as the ex-dividend date relative to any dividend record date for the Series 1 Preference Shares; or

                 (ii) if the board of directors of the Corporation fails to declare a dividend in respect of a Month, the last Trading Day in such Month;

         (s) "herein", "hereto", "hereunder", "hereof", "hereby" and similar expressions mean or refer to these Series I Provisions and not to any particular Article, section, clause, subdivision or portion hereof, and the expressions "Article" and section followed by a number or a letter mean and refer to the specified Article or section hereof;

         (t) "holder of Series I Preference Shares" means a person or, in the case of joint holders, the persons, recorded on the securities register of the Corporation as being the registered holder or holders of one or more Series 1 Preference Shares;

         (u) "Initial Dividend Period" means the period from and including the date of issue of the Series 1 Preference Shares to and including March 1, 1988;

         (v)     "Initial Dividend Rate" means 6% per annum;

         (w)     "Month" means a calendar month;

         (x) "Prime" for a Month means the average (rounded to the nearest one-thousandth of one per cent) of the Prime Rates in effect on each day of such Month, provided that if "Prime" for any Month cannot be determined, then "Prime" for such Month shall be Prime for the immediately preceding Month that was determinable;

         (y) "Prime Rate" means the average of the prime commercial lending rates of interest established and announced from time to time by The Royal Bank of Canada and the Canadian Imperial Bank of Commerce, or their respective successors, as the reference rates of interest per annum to determine the interest rates they will charge on Canadian dollar loans to their most creditworthy customers in Canada, provided that if neither of such banks has a Prime Rate in effect on any day in a Month, the Prime Rate for that day will be 1.15% per annum plus the average during such

                 Month of the average yields at weekly tender on 91-day Government of Canada Treasury Bills as reported by the Bank of Canada;

         (z) "Quarter" means during the period from and including June 2, 1986 to and including March 1, 1988, each of the four dividend periods in a twelve month period (A) commencing on June 2 and ending on September 1, (B) commencing on September 2 and ending on December 1, (C) commencing on December 2 and ending on March 1, and (D) commencing on March 2, and ending on June 1;

         (aa)    "Redemption Price" means:

                 (i) prior to the effective date of any consolidation of the Series 1 Preference Shares pursuant to Article 4 hereof, $5.00, and

                 (ii) on or after the effective date of any such consolidation of the Series 1 Preference Shares, the product of $5.00 and the Consolidation Factor;

         (ab) "Series 1 Preference Shares" means the Senior Preference Shares Series 1 of the Corporation;

         (ac) "Trading Day" means a day on which the Exchange is open for trading; and

         (ad) "transfer agent and registrar" means a corporation from time to time appointed by the board of directors as the transfer agent and registrar or one of the transfer agents and registrars for the Series 1 Preference Shares and, in the event that no such person is appointed, "transfer agent and registrar" means the Corporation.

1.2              GENDER, ETC.

                 Words importing only the singular number include the plural and vice versa and words importing any gender include all genders.

1.3              CURRENCY

                 All monetary amounts referred, to herein shall be in lawful money of Canada.

1.4              HEADINGS

                 The division of these Series 1 Provisions into Articles, sections, clauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.5              BUSINESS DAY

                 In the event that any date upon which any dividends on the Series 1 Preference Shares are payable by the Corporation, or upon or by which any other action is required to be taken by the Corporation or any holder of Series 1 Preference Shares hereunder, is not a business day, then such dividend shall be payable or such other action shall be required to be taken on or by the next succeeding day which is a business day.

1.6              CANADA BUSINESS CORPORATIONS ACT

                 These Series 1 Provisions shall be governed by and are subject to the applicable provisions of the CBCA and all other laws binding upon the Corporation and, except as otherwise expressly provided herein, all terms used herein which are defined in the CBCA shall have the respective meanings ascribed thereto in the said Act.

                                   ARTICLE 2
                                   DIVIDENDS

2.1              PAYMENT OF DIVIDENDS

                 The holders of Series 1 Preference Shares shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the board of directors out of monies of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends payable in the manner hereafter provided.

2.2              DIVIDENDS FOR THE INITIAL DIVIDEND PERIOD

         (a) The dividends payable in respect of the Initial Dividend Period shall be an amount per share determined in accordance with clause 2.2(b) hereof and shall be payable quarterly on the first day of September, December, March and June in each year commencing June 1, 1986. The record date for the purposes of determining holders of Series 1 Preference Shares entitled to receive dividends for any Quarter shall be the last Trading Day of such Quarter.

         (b) The dividends payable in respect of the Initial Dividend Period shall be as follows: (a) during the period from and including the date of issue of the Series 1 Preference Shares to and including June 1, 1986, an amount per share equal to the quotient obtained (rounded to the nearest one-tenth of one cent) by dividing (i) the product obtained by multiplying the Initial Dividend Rate by the Redemption Price in effect on the record date for such dividend and by the number of days during such period, by, (ii) 365, and (b) during each Quarter in the Initial Dividend Period, an amount per share equal to one-quarter of the product obtained by multiplying the Initial Dividend Rate and the Redemption Price in effect on the record date for the dividend payable for such Quarter.

2.3              DIVIDENDS AFTER THE INITIAL DIVIDEND PERIOD

                 The dividends payable after the expiration of the Initial Dividend Period shall be payable monthly in respect of each Month in an amount per share equal to the quotient obtained (rounded to the nearest one-tenth of one cent) by dividing (i) the product obtained by multiplying the Annual Dividend Rate in effect for such Month by the Redemption Price in effect on the record date for the payment of the dividend for such Month, by (ii) 12, and shall be payable in arrears on the 12th day (or if that day is not a Trading Day, on the next succeeding Trading Day) of the following Month. The record date for the purposes of determining holders of Series 1 Preference Shares entitled to receive the dividend for any Month after the expiration of the Initial Dividend Period shall be the last Trading Day of the Month.

2.4              CUMULATION OF DIVIDENDS

                 If on any dividend payment date a dividend accrued to and payable on such date is not paid in full on the Series I Preference Shares then issued and outstanding, the dividend or the unpaid part thereof shall be paid on a subsequent dividend payment date or dividend payment dates determined by the board of directors on which the Corporation shall have sufficient monies properly applicable to the payment of the same. The holders of Series 1 Preference Shares shall not be entitled to any dividends other than or in excess of the preferential cumulative dividends provided for in this Article 2.

2.5              METHOD OF PAYMENT

                 Any dividends declared on the Series 1 Preference Shares shall be paid by mailing by pre-paid first class mail, on or before the dividend payment date, addressed to each holder of Series 1 Preference Shares at his address as it appears on the books of the Corporation or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the books of the Corporation, a cheque for such dividends (less the amount of any tax or other amounts required to be deducted or withheld by the Corporation) payable to or to the order of such holder (or, in the case of joint holders, payable to, and in the name of, all such holders, failing written instructions from them to the contrary) in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being. Notwithstanding the foregoing, any dividend cheque may be delivered to a holder of Series 1 Preference Shares at his address as aforesaid. The mailing or delivery of any such cheque in the foregoing manner shall satisfy such dividends to the extent of the sum represented by such cheque (plus the amount of any tax or other amounts required to be deducted or withheld as aforesaid) unless such cheque is not paid on presentation. Dividends which are represented by cheques which have not been presented to the Corporation's bankers for payment or which otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.6              CALCULATION AND NOTICE OF DIVIDENDS
                 AFTER THE INITIAL DIVIDEND PERIOD

                 After the Initial Dividend Period, the Corporation shall as promptly as practicable calculate the Adjustment Rate for each Month and give notice thereof to all stock exchanges on which the Series I Preference Shares are listed for trading, or if the Series I Preference Shares are not listed on a stock exchange, to the Investment Dealers Association of Canada. The Corporation shall use its best efforts to ensure that, so long as any Series 1 Preference Shares are outstanding, the Series 1 Preference Shares will be listed and posted for trading on The Toronto Stock Exchange or, failing The Toronto Stock Exchange, on another stock exchange in Canada.

                                   ARTICLE 3

                            REDEMPTION AT THE OPTION
                 OF THE CORPORATION; PURCHASE FOR CANCELLATION

3.1              REDEMPTION RIGHTS

                 The Corporation may, subject as hereinafter provided and subject to any applicable restrictions imposed by law, upon giving notice as hereinafter provided, redeem at any time or from time to time the whole or any part of the then outstanding Series 1 Preference Shares on payment for each share to be redeemed of an amount (referred to in this Article 3 as the "Redemption Amount") equal to the Redemption Price in effect or to be in effect at the date fixed for redemption together with all accrued and unpaid dividends calculated to the date fixed for redemption (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the date of such redemption).

3.2              METHOD OF REDEMPTION

                 In the case of redemption of Series 1 Preference Shares under the provisions of this Article 3, the Corporation shall, not less than 30 days before the date specified for redemption, send by pre-paid first class mail or deliver to each person who at the date of mailing is a holder of Series 1 Preference Shares to be redeemed a notice in writing of the intention of the Corporation to redeem such Series 1 Preference Shares. Such notice shall be addressed to each such holder at his address as it appears on the books of the Corporation or, in the event of the address of any such holder not so appearing then, to the last known address of such holder; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption, but, upon such failure or omission being discovered, notice shall be given forthwith to such holder or holders and such notice shall have the same force and effect as if given in due time. Such notice shall set out the Redemption Amount, the date specified for redemption, the place or places within Canada or the United States at which holders of Series 1 Preference Shares may present and surrender such shares for redemption and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed.

3.3              PAYMENT OF REDEMPTION AMOUNT

                 On or after the date so specified for redemption, the Corporation shall pay or cause to be paid to or to the order of the holders of the Series 1 Preference Shares to be redeemed the Redemption Amount in respect thereof on presentation and surrender at the registered office of the Corporation or at any other place or places within Canada or the United States designated in such notice of redemption, of the certificate or certificates representing the Series 1 Preference Shares called for redemption. Payment in respect of the Series 1 Preference Shares being redeemed shall be made by cheque payable to the holder thereof in lawful money of Canada at par at any branch of the Corporation's bankers for the time being. Subject to the provisions of section 3.4, on and after the date specified for redemption in the notice referred to in section 3.2, the Series 1 Preference Shares called for redemption shall cease to be entitled to dividends or any other participation in the assets of the Corporation and the holders thereof shall not be entitled to exercise any other rights as shareholders in respect thereof unless payment of the Redemption Amount shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected.

3.4              DEPOSIT OF REDEMPTION AMOUNT

                 The Corporation shall have the right at any time on or after the mailing or delivery of notice of its intention to redeem any Series 1 Preference Shares as aforesaid to deposit the Redemption Amount of the Series 1 Preference Shares so called for redemption, or of such of the said shares represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, to a special account in one or more specified Canadian chartered or United States banks or trust company in Canada or United States, named in such notice of redemption or in a subsequent notice to the holders of the Series 1 Preferences Shares in respect of which the deposit is made, to be paid without interest to or to the order of the respective holders of such Series 1 Preference Shares called for redemption upon presentation and surrender to such bank(s) or trust company(ies) of the certificates representing such shares. Upon such deposit being made or upon the date specified for redemption in such notice, whichever is the later, the Series 1 Preference Shares in respect of which such deposit shall have been made shall be deemed to have been redeemed and all rights of the holders thereof after such deposit or such redemption date, as the case may be, shall be limited to receiving without interest their proportionate part (less any tax required to be deducted or withheld therefrom) of the total

Redemption Amount so deposited upon presentation and surrender of the certificate or certificates representing the Series 1 Preference Shares redeemed. Any interest allowed on any such deposit shall belong to the Corporation.

3.5              UNCLAIMED REDEMPTION MONIES

                 Redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in section 3.4) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

3.6              PARTIAL REDEMPTION

                 In case a part only of the Series 1 Preference Shares is at any time to be redeemed, the shares so to be redeemed shall be selected by lot or in such other manner as the board of directors of the Corporation in its sole discretion may deem equitable. If a part only of the Series 1 Preference Shares represented by any certificate shall be redeemed, a new certificate representing the balance of such shares shall be issued to the holder thereof at the expense of the Corporation upon presentation and surrender of the first-mentioned certificate.

3.7              PURCHASE FOR CANCELLATION

                 The Corporation may, subject to any restrictions imposed by law, purchase at any time all or from time to time any number of the outstanding Series 1 Preference Shares (a) by purchase through the facilities of any stock exchange on which the Series 1 Preference Shares are listed or otherwise in the open market (including purchases through or from an investment dealer or firm holding membership on a stock exchange) or pursuant to tenders received by the Corporation upon an invitation for tenders addressed to all holders of the Series 1 Preference Shares, in either case at any price per share or (b) in any other manner provided that the price does not exceed the Redemption Price in effect on the date of purchase, together with all accrued and unpaid dividends calculated to the date of purchase (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the date of purchase), and costs of purchase. If upon any invitation for tenders the Corporation receives tenders for Series 1 Preference Shares at the same price in an aggregate number greater than the number for which the Corporation is prepared to accept tenders, the Series 1 Preference Shares to be purchased shall be selected from the Series 1 Preference Shares offered at such price as nearly as may be pro rata (to the nearest 10 shares) according to the number of Series 1 Preference Shares offered in each such tender, or in such manner as the board of directors of the Corporation in its sole discretion shall by resolution determine.

                                   ARTICLE 4

                                 CONSOLIDATION

4.1              RIGHT OF CONSOLIDATION

                 The Corporation may, at any time on or before March 1, 1988, upon giving notice as hereinafter provided, consolidate the Series 1 Preference Shares on the basis that five (5) (or an integral multiple of five (5) not exceeding twenty (20)) Series 1 Preference Shares shall be consolidated into one (1) Series 1 Preference Share. The number of Series 1 Preference Shares that, as a result of any such consolidation, shall have been consolidated into one (1) Series 1 Preference Share is herein referred to as the "Consolidation Factor" and the Consolidation Factor shall initially be one (1). Subject to giving notice as hereinafter provided, the Corporation may effect any such consolidation by resolution of the board of directors, without any further or other authorization of the holders of the Series 1 Preference Shares or the holders of any other class of shares of the Corporation. The resolution of the board of directors shall provide, inter alia, for the redesignation, if required by a stock exchange on which the Series 1 Preference Shares are then listed, of the Series 1 Preference Shares, the Consolidation Factor, the date (the "Consolidation Date") upon which the consolidation shall become effective and the giving of notice to the holders of Series 1 Preference Shares as hereinafter provided. The consolidation of the Series 1 Preference Shares shall, subject to giving notice as hereinafter provided, become effective on the Consolidation Date without further formality.

4.2              METHOD OF CONSOLIDATION

                 In the case of consolidation of Series 1 Preference Shares under the provisions of this Article 4, the Corporation shall, not less than thirty (30) days before the Consolidation Date, send by pre-paid first class mail or deliver to each person who at the date of mailing is a holder of Series 1 Preference Shares a notice in writing of the intention of the Corporation to consolidate the Series 1 Preference Shares. Such notice shall be addressed to each such holder at his address as it appears on the books of the Corporation or, in the event of the address of any such shareholder not so appearing then, to the last known address of such shareholder; provided, however, that accidental failure to give any such notice to one or more of such shareholders shall not affect the validity of such consolidation. Such notice shall set out the Consolidation Factor, as a result of such consolidation, the Consolidation Date, the place or places within Canada or the United States at which holders of Series 1 Preference Shares may present and surrender certificates representing such Series 1 Preference Shares for new certificates representing such shares on a post-consolidated basis and the new designation of such Series 1 Preference Shares on a post-consolidated basis.

4.3              EXCHANGE OF SHARE CERTIFICATES

                 On or after the Consolidation Date, the holders of the Series 1 Preference Shares shall surrender the share certificates representing such shares at the place or places so specified and receive in exchange therefor new certificates representing such shares on a post-consolidated basis. On or after the Consolidation Date, the share certificates representing the Series 1 Preference Shares prior thereto shall cease to represent such shares and shall represent only the right of the holder thereof to receive new certificates in respect of such shares on a post-consolidated basis.

4.4              FRACTIONAL SHARES

                 If a holder of Series 1 Preference Shares is entitled to less than a whole share on a post-consolidated basis, the Corporation shall issue to the transfer agent and registrar of the Series 1 Preference Shares, on behalf of such holder, a scrip certificate in bearer form which shall only entitle the holder thereof to receive a share certificate representing a whole share on a post-consolidated basis in exchange for scrip certificates aggregating a whole such share. A holder of such a scrip certificate will not be entitled to exercise any voting rights or to receive any dividends or distributions on or in respect of scrip certificates. The transfer agent and registrar for the Series 1 Preference Shares shall exchange such scrip certificates so issued to it for whole shares on a post-consolidated basis and shall make reasonable efforts to sell, on behalf of the holders of such scrip certificates, such whole shares on the Exchange or elsewhere in its discretion and shall distribute any proceeds realized from such sale rateably to the holders of such scrip certificates.

                                   ARTICLE 5

                  CONVERSION INTO ADDITIONAL PREFERENCE SHARES

5.1              CONVERSION PRIVILEGE

                 Upon and subject to the terms and conditions hereinafter set forth, the holders of Series 1 Preference Shares shall have the right to convert all or any part of their Series 1 Preference Shares into fully paid and non-assessable shares of another class or series of preference shares of the Corporation ("Additional Preference Shares") if the Corporation elects on or after March 1, 1988 by giving notice (the "Additional Preference Share Conversion Notice") on a dividend payment date to each holder of the Series 1 Preference Shares and to each stock exchange on which the Series 1 Preference Shares are listed that it has created Additional Preference Shares into which any or all of such Series 1 Preference Shares may, at the option of the holder, be converted. The Corporation shall send the Additional Preference Share Conversion Notice by pre-paid first class mail or deliver the same to each person who at the date of mailing is a holder of Series 1 Preference Shares and shall specify in the Additional Preference Share Conversion Notice (i) that the holders of the Series 1 Preference Shares have the right to convert all or any part of their Series 1 Preference Shares on the next succeeding dividend payment date (the "Additional Preference Share Conversion Date") after the giving of the Additional Preference Share Conversion Notice on a share for share basis and (ii) a summary of the rights, privileges, restrictions and conditions of the Additional Preference Shares into which the Series 1 Preference Shares may be converted.

5.2              CONVERSION PROCEDURE

                 The conversion privilege provided upon giving of the Additional Preference Share Conversion Notice may be exercised by a holder of Series 1 Preference Shares by notice in writing given on or prior to the Additional Preference Share Conversion Date to the transfer agent and registrar for the Series 1 Preference Shares, accompanied by the certificate or certificates representing Series 1 Preference Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or duly authorized attorney and shall specify the number of Series 1 Preference Shares which the holder desires to have converted. If less than all the Series 1 Preference Shares represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series 1 Preference Shares represented in the certificate or certificates surrendered as aforesaid which are not to be converted. Any such notice given by a holder of Series 1 Preference Shares exercising such conversion privilege shall be irrevocable.

5.3              SHARE CERTIFICATES ON CONVERSION

                 On any conversion of Series 1 Preference Shares pursuant to this Article 5 the share certificates for Additional Preference Shares of the Corporation resulting therefrom shall be issued in the name of the holder or joint holders of the Series 1 Preference Shares converted as the same appears on the books of the Corporation, or in such name or names as such holder or joint holders may direct in writing (either in the notice referred to in section 5.2 or otherwise), provided that such holder or joint holders shall pay any applicable security transfer taxes; in any such case the transfer form on the back of the certificates in question shall be endorsed by the holder or joint holders of the Series 1 Preference Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the transfer agent.

5.4              DATE OF CONVERSION

                 Subject as hereinafter provided in this section 5.4, the right of a holder of Series 1 Preference Shares to convert the same into Additional Preference Shares shall be deemed to have been exercised, and the holder or joint holders of Series 1 Preference Shares to be converted (or any person or persons in whose name or names any such holder or joint holders of Series 1 Preference Shares shall have directed certificates representing Additional Preference Shares to be issued as provided in section 5.3) shall be deemed to have become the holder or holders of Additional Preference Shares of record of the Corporation for all purposes on the Additional Preference Share Conversion Date, notwithstanding any delay in the delivery of certificates representing the Additional Preference Shares into which such Series 1 Preference Shares have been converted.

5.5              LEGAL OPINION

                 The right of the Corporation to elect to create Additional Preference Shares into which any or all of such Series 1 Preference Shares may, at the option of the holder, be converted into Additional Preference Shares is subject to the Corporation receiving a legal opinion from its counsel dated the date of the Additional Preference Share Conversion Notice that the Additional Preference Shares into which the Series 1

Preference Shares are to be converted will not be "term preferred shares" within the meaning of that expression as defined in the Income Tax Act (Canada) as the same may be amended from time to time.

5.6              RESTRICTION ON ISSUE OF
                 ADDITIONAL PREFERENCE SHARES

                 If the Corporation elects to create Additional Preference Shares, it may issue such shares only if the Corporation:

         (a) uses all reasonable efforts to qualify, if necessary, the Additional Preference Shares for distribution to the public in all provinces and territories of Canada and states in the United States in which there are then holders of Series 1 Preference Shares or in which there is then a stock exchange on which the Series 1 Preference Shares are listed; and

         (b) uses all reasonable efforts to list the Additional Preference Shares on each stock exchange on which the Series 1 Preference Shares are then listed.

                                   ARTICLE 6

                                 VOTING RIGHTS

                 Except as otherwise provided herein or in the provisions attaching to the Senior Preference Shares as a class, the holders of the Series 1 Preference Shares are not entitled as such to receive notice of, or to attend, or to vote at, any meeting of the shareholders of the Corporation unless the Corporation shall have failed to pay dividends on the Series 1 Preference Shares pursuant to section 2.2 and section 2.3 for a period of 24 months, whether or not consecutive ("Dividend Default"). In the event of a Dividend Default, and only for so long as any dividends on the Series 1 Preference Shares remain in arrears, the holders of the Series 1 Preference Shares will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and will be entitled, voting separately as a class together with the holders of any other series of Senior Preference Shares who have similar voting rights, to elect two directors of the Corporation. In connection with the foregoing, the holders of the Series 1 Preference Shares shall have one vote for each $1.00 of the Redemption Price of a Series 1 Preference Share. Nothing herein contained shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors.

                 In connection with any action to be taken by the Corporation which requires the approval of the holders of Series 1 Preference Shares voting as a series or as part of the class, each such share shall entitle the holder thereof to one vote for each $1.00 of the Redemption Price of a Series 1 Preference Share.

                                   ARTICLE 7

                         RESTRICTIONS ON DIVIDENDS AND
                         RETIREMENT AND ISSUE OF SHARES

                 Subject to any restrictions under applicable law, so long as any of the Series 1 Preference Shares are outstanding, unless all dividends on the Series 1 Preference Shares then outstanding and on all other shares of the Corporation ranking as to dividends prior to or on a parity with the Series 1 Preference Shares accrued up to and including the immediately preceding respective date or dates for the payment of dividends thereon have been declared and paid or set apart for payment, the Corporation will not, without the approval of the holders of the Series 1 Preference Shares given as specified below:

         (a) pay, declare or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 1 Preference Shares) on shares ranking junior to the Series 1 Preference Shares; or

         (b) redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares ranking junior to the Series 1 Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 1 Preference Shares); or

         (c) redeem, purchase or otherwise retire less than all the Series 1 Preference Shares; or

         (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares from time to time issued, redeem, purchase or otherwise retire for value any shares ranking on a parity with or junior to the Series 1 Preference Shares; or

         (e) issue any additional Series 1 Preference Shares or any shares ranking prior to or on a parity with the Series 1 Preference Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation amongst its shareholders for the purpose of winding up its affairs.

Any approval of the holders of the Series 1 Preference Shares required hereunder may be given by the affirmative vote of at least a majority of the votes cast at a meeting, or adjourned meeting, of the holders of the Series 1 Preference Shares duly called and held for that purpose.

                                   ARTICLE 8

                                 STATED CAPITAL

                 The number of Series 1 Preference Shares which may be issued shall be limited to the number of Series 1 Preference Shares issuable pursuant to the Plan of Arrangement of the Corporation under section 185.1 of the CBCA effective as of February 10, 1986. The stated capital of the issued and outstanding Series 1 Preference Shares shall be 22% of the stated capital attributable to the issued and outstanding common shares of Gulf Canada Limited immediately prior to the Plan of Arrangement becoming effective under the CBCA, and the stated capital of each Series 1 Preference Share, prior to any consolidation thereof pursuant to Article 4 of these Series 1 Provisions, shall be the stated capital attributable to the Series 1 Preference Shares as a series, divided by the number of issued Series 1 Preference Shares.

                                   ARTICLE 9

                             RIGHTS ON LIQUIDATION

                 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation for the purpose of winding-up its affairs, the holders of the Series 1 Preference Shares shall be entitled to receive an amount equal to the Redemption Price in effect on the record date established for any such distribution together with all accrued and unpaid dividends calculated to the date of distribution (which for such purpose shall be calculated as if such dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to but excluding the date of distribution), before any amount shall be paid to or any property and assets of the Corporation distributed among the holders of the Junior Preference Shares, the ordinary shares or any other shares of the Corporation ranking junior to the Series 1 Preference Shares and, after payment thereof, the Series 1 Preference Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE 10

                                  MODIFICATION

                 The Series 1 Provisions (including this Article 10) may be deleted, varied, modified, amended or amplified by articles of amendment but only with the prior approval of the holders of Series 1 Preference Shares given as hereinafter specified, in addition to any vote or authorization required by the CBCA.

                                  ARTICLE 11

                            APPROVAL OF MODIFICATION

                 Except as otherwise expressly provided herein, the approval of the holders of the Series 1 Preference Shares with respect to any modification of the Series 1 Provisions pursuant to Article 10 or with respect to any and all other matters referred to herein (in addition to and distinct from any vote or authorization required by the CBCA and any authorization required by section 170 thereof (or any other statutory provision of like or similar effect, from time to time in force)) may be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast by holders of Series 1 Preference Shares who voted in respect of that resolution at a meeting of holders of the Series 1 Preference Shares duly called for that purpose at which a majority of the outstanding Series 1 Preference Shares are present or represented by proxy. If at any such meeting the holders of a majority of the outstanding Series 1 Preference Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date being not less than 30 days later and at such time and place as may be appointed by the chairman and not less than 21 days notice shall be given of such adjourned meeting. At such adjourned meeting the holders of the Series 1 Preference Shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of the Series 1 Preference Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the CBCA and the by-laws of the Corporation with respect to meetings of shareholders.

                                   APPENDIX B


                         GULF CANADA RESOURCES LIMITED/
                         RESSOURCES GULF CANADA LIMITEE


                         CUMULATIVE REDEEMABLE AUCTION
                  PERPETUAL SENIOR PREFERENCE SHARES, SERIES 2




                                   I N D E X

                                                                      Page No.
                                                                      --------
       PART I

1.     Interpretation and Application.................................      1
2.     Notices........................................................     10
3.     Amendment......................................................     11
4.     Approval of Holders of Series 2 Preference Shares..............     11
5.     Tax Election...................................................     12

       PART II

1.     Payment of Dividends...........................................     12
2.     Amount of Dividends............................................     13
3.     Cumulative Dividends...........................................     15
4.     Redemption at the Option of the Corporation....................     15
5.     Manner of Redemption...........................................     15
6.     Purchase for Cancellation......................................     16
7.     Restriction on Dividends and Retirement and Issue of Shares....     17
8.     Liquidation, Dissolution or Winding-Up.........................     18
9.     Information and Voting Rights..................................     18

III.   PART III
       CORPORATION DETERMINED RATE PROCEDURES

1.     Determination of New Dividend Rate.............................     19
2.     Acceptance of Corporation Determined Dividend Rate.............     20
3.     Termination of Application.....................................     20
4.     Miscellaneous..................................................     21

IV.   PART IV
      DEALER BIDS PROCEDURES

1.    Bids by Dealers..............................................        21
2.    Termination of Application...................................        25
3.    Miscellaneous................................................        25

V.    PART V
      AUCTION PROCEDURES

1.    Orders by Existing Holders and Potential Holders.............        26
2.    Submission of Orders by Dealers to the Auction Manager.......        28
3.    Determination of Sufficient Clearing Bids,
      Winning Bid Rate and Current Dividend Rate...................        30
4.    Acceptance and Rejection of Submitted Bids and Submitted
      Sell Orders and Allocation of Shares.........................        32
5.    Miscellaneous................................................        35

                         GULF CANADA RESOURCES LIMITED

                       SENIOR PREFERENCE SHARES, SERIES 2

               The second series of Senior Preference Shares shall consist of 300 shares designated "Cumulative Redeemable Auction Perpetual Senior Preference Shares, Series 2" (the "series 2 Preference Shares") and, in addition to the rights, privileges, restrictions and conditions attaching to the Senior Preference Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

I.   PART I

1.        INTERPRETATION AND APPLICATION

     (a) For the purposes hereof, including Parts II, III, IV and V hereof, the following expressions have the following meanings:

          "ACT" shall mean the Canada Business Corporations Act, as now enacted or from time to time amended, varied or replaced;

          "AUCTION" shall mean the periodic operation of the Auction
          Procedures;

          "AUCTION DATE" shall mean the second Tuesday of each calendar month of each Auction Dividend Period included within an Auction Term or, if such Tuesday is not a Business Day, the next preceding Business Day;

          "AUCTION DIVIDEND PAYMENT DATE" shall mean, in respect of each Auction Dividend Period, the second Business Day following the end of the Auction Dividend Period;

          "AUCTION DIVIDEND PERIOD" shall mean, with respect to the first Auction Dividend Period of any Auction Term, the period from and including the immediately preceding Dividend Payment Date to and including the first Auction Date and, with respect to any subsequent Auction Dividend Period of such Auction Term, shall mean the period from but excluding each Auction Date to and including the next succeeding Auction Date; for greater certainty, the first Auction Dividend Period of an Auction Term shall commence on the day immediately following the last day of the Initial Three Year Term and on the day immediately following the last day of each Corporation Determined Term and each Dealer Determined Term unless the provisions of Parts III or IV hereof shall have been implemented prior to such day so as to result in a Corporation Determined Term or Dealer Determined Term commencing on such day;

          "AUCTION MANAGER" shall mean the trust corporation duly appointed from time to time by the Corporation as Auction Manager in respect of the Series 2 Preference Shares pursuant to the Auction Manager Agreement;

          "AUCTION MANAGER AGREEMENT" shall mean an agreement made between the Auction Manager and the Corporation which provides, among other things, that the Auction Manager will follow the Auction Procedures for the purposes of determining the Current Dividend Rate for the Series 2 Preference Shares;

          "AUCTION PROCEDURES" shall mean the procedures set forth in Part V hereof for determining the applicable dividend rate for the Series 2 Preference Shares from time to time during an Auction Term;

          "AUCTION TERM" shall mean any term of not less than two consecutive Auction Dividend Periods with respect to which the Auction Procedures apply commencing on the first day of the first of such Auction Dividend Periods and terminating on the last day of any subsequent Auction Dividend Period which immediately precedes the beginning of a Corporation Determined Term or a Dealer Determined Term, as the case may be;

          "AVAILABLE SHARES" shall have the meaning specified in paragraph (i) of section V.3.(a) hereof;

          "AVERAGE DAILY PRIME RATE" shall mean, for any day, the arithmetic average, rounded to the nearest one-hundredth of one percent (0.01%), of the Daily Prime Rates of the Banks on such day; provided that if on such day there shall be no Daily Prime Rate for one or more of the Banks, the Average Daily Prime Rate for such day shall be the average of the Daily Prime Rates of the other Bank or Banks as the case may be; and further provided that if on such day there shall be no Daily Prime Rate for any of the Banks, the Average Daily Prime Rate for such day shall be 1.5% above the average yield per annum on 91-day Government of Canada Treasury bills as reported by the Bank of Canada for the most recent weekly tender preceding such day;

          "AVERAGE PRIME RATE" shall mean, for any period consisting, of more than one day, the arithmetic average, rounded to the nearest one-hundredth of one percent (0.01%), of the Average Daily Prime Rate for each day during such period;

          "BANKERS' ACCEPTANCE RATE", for any day, shall mean the average bid rate for one-month Canadian dollar bankers' acceptances which appears on the Reuters Screen as of 10:00 a.m., Toronto time, on that day; provided that if such rate does not appear on the Reuters Screen, the rate on that day shall be determined on the basis of the average quoted bid rates of the Banks for one-month Canadian dollar bankers' acceptances for settlement on that day quoted by the Banks as of 10:00 a.m., Toronto time, on that day; provided further that if the duration of a Dividend Period for which a Corporation Determined Dividend Rate or Dealer Determined Dividend Rate which is referenced to a Bankers' Acceptance Rate is two calendar months or longer, then the references in this definition to one-month Canadian dollar bankers' acceptances shall be read as references to Canadian dollar bankers' acceptances having a term substantially the same as the number of whole calendar months within such Dividend Period;

          "BANKS" shall mean Canadian Imperial Bank of Commerce, The Royal Bank of Canada, The Toronto-Dominion Bank, Bank of Montreal and The Bank of Nova Scotia and the term "BANK" shall mean one of the Banks and, for the purposes of this definition, "BANKS" shall include any bank with which one or more of such Banks may merge and any bank which may become a successor to the business of one of such Banks;

          "BID" and "BIDS" shall have the respective meanings specified in section V.1.(a) hereof;

          "BIDDER" and "BIDDERS" shall have the respective meanings specified in section V.1.(a) hereof;

          "BUSINESS DAY" shall mean a day on which the Banks are open for business in Toronto and which is not a Saturday or a Sunday and, for the purposes of Parts IV and V, a day on which The Toronto Stock Exchange or any successor stock exchange is open for business;

          "CORPORATION DETERMINED DIVIDEND RATE" shall mean the annual dividend rate specified by the Corporation in its notice pursuant to section
          III.1. hereof, which annual dividend rate shall be one of:

          (i) the Corporation Determined Percentage of the Average Prime Rate determined for each Dividend Payment Date immediately following the Dividend Period for which such determination is being made based on the Average Prime Rate for the calendar month ending on the last day of the calendar month prior to the calendar month during which the Dividend Payment Date for which the determination is being made falls; provided, however, that if the duration of the relevant Dividend Period is two calendar months or longer, then such determination shall be made based on the Average Prime Rate for that number of calendar months which is equal to the number of whole calendar months in such Dividend Period and ending on the last day of the calendar month prior to the calendar month during which the Dividend Payment Date for which the determination is being made falls;

          (ii) the Corporation Determined Percentage of the Bankers' Acceptance Rate determined on the first Business Day of the Dividend Period for which such determination is being made; or

          (iii) a fixed annual percentage rate;

          "CORPORATION DETERMINED PERCENTAGE" shall mean a percentage of the Average Prime Rate or of the Bankers' Acceptance Rate to be selected by the Corporation and set forth in the notice referred to in section
          III.1. hereof;

          "CORPORATION DETERMINED TERM" shall mean a term selected by the Corporation consisting of one or more consecutive Dividend Periods, commencing on or after April 30, 1992, the first day of which shall be either (i) a Dividend Payment Date, or (ii) in the case of a Corporation Determined Term which immediately follows an Auction Term, the day immediately following the last day of the Auction Dividend Period, and the last day of which shall be the last day of the last Dividend Period selected by the Corporation, to which the provisions of Part III hereof shall apply for the purpose of determining the dividend to be paid on each Dividend Payment Date relating to each Dividend Period within such term, provided that such term and the dividend rate applicable thereto have been approved by the holders of Series 2 Preference Shares in accordance with section
          III.2. hereof;

          "CURRENT DIVIDEND RATE" shall be the rate per annum which has been determined in accordance with section V.3.(b) hereof for the next succeeding Auction Dividend Period;

          "DAILY PRIME RATE" shall mean, for any Bank, on any day, the annual rate of interest quoted or published by such Bank as its prime rate in effect on such day;

          "DEALER" shall mean any registered investment dealer or other person permitted by law (i) for the purposes of Part IV, to perform the functions required of a Dealer in Part IV or (ii) for the purposes of
          Part V, to perform the functions required of a Dealer in Part V and who has entered into a Dealer Agreement with the Auction Manager that remains effective;

          "DEALER AGREEMENT" shall mean an agreement between the Auction Manager and a Dealer pursuant to which the Dealer agrees to participate in Auctions in compliance with the procedures set forth in Part V;

          "DEALER DETERMINED DIVIDEND RATE" shall mean the annual dividend rate specified by the Dealer in the Accepted Dealer Offer referred to in section IV.l. (c) hereof which shall be one of;

          (i) the Dealer Determined Percentage of the Average Prime Rate determined for each Dividend Payment Date immediately following the Dividend Period for which such determination is being made based on the Average Prime Rate for the calendar month ending on the last day of the calendar month prior to the calendar month during which the Dividend Payment Date for which the determination is being made falls; provided, however, that if the duration of the relevant Dividend Period is two calendar months or longer, then such determination shall be made based on the Average Prime Rate for that number of calendar months which is equal to the number of whole calendar months in such Dividend Period and ending on the last day of the calendar month prior to the calendar month during which the Dividend Payment Date for which the determination is being made falls;

          (ii) the Dealer Determined Percentage of the Bankers' Acceptance Rate determined on the first Business Day of the Dividend Period for which such determination is being made; or

          (iii) a fixed annual percentage rate;

          "DEALER DETERMINED PERCENTAGE" shall mean a percentage of the Average Prime Rate or the Bankers' Acceptance Rate to be selected by each Dealer and to be set forth in each Dealer Offer in accordance with section IV.1.(b) hereof;

          "DEALER DETERMINED TERM" shall mean a term selected by a Dealer consisting of one or more consecutive Dividend Periods, commencing on or after April 30, 1992, the first day of which shall be either (i) a Dividend Payment Date, or (ii) in the case of a Dealer Determined Term which immediately follows an Auction Term, the day immediately following the last day of the Auction Dividend Period, and the last day of which shall be the last day of the last Dividend Period selected by such Dealer, to which the provisions of Part IV hereof shall apply for the purpose of determining the dividend to be paid on each Dividend Payment Date relating to each Dividend Period within such term;

          "DEALER OFFER" shall mean a written irrevocable and unconditional offer from a Dealer in response to a Notice Requesting Bids to purchase all of the Series 2 Preference Shares outstanding on the last day of the Initial Three Year Term or the current Corporation Determined Term or Dealer Determined Term or on the Settlement Date immediately following the end of the current Auction Dividend Period, as the case may be, at a purchase price per Series 2 Preference Share equal to $500,000 and containing the information specified in section IV.1.(b) hereof;

          "DEALER RESPONSE DATE" shall have the meaning ascribed thereto in section IV.l. (a) hereof;

          "DIVIDEND PAYMENT DATE" shall mean the last day of each calendar month in each year commencing April 30, 1989; provided, however, that during a Corporation Determined Term or a Dealer Determined Term "DIVIDEND PAYMENT DATE" shall mean the last day of the last calendar month of each Dividend Period proposed by the Corporation pursuant to the provisions of section III.1. or specified in an Accepted Dealer Offer pursuant to the provisions of sections IV.1.(b) and (c);

          "DIVIDEND PERIOD" shall mean the period from and including the date of issue of the Series 2 Preference Shares to but excluding the first Dividend Payment Date and, thereafter, the period from and including each Dividend Payment Date to but excluding the next succeeding Dividend Payment Date except for the first Dividend Period following an Auction Term in which case "DIVIDEND PERIOD" shall mean the period from and including the day immediately following the end of the Auction Term to but excluding the next succeeding Dividend Payment Date which falls at least one calendar month after the said day;

          "EXISTING HOLDER" shall mean a holder of Series 2 Preference Shares
          (i) who has signed a Purchaser's Letter, (ii) who has delivered or caused to be delivered such Purchaser's Letter to the Auction Manager and to any Dealer to which such Existing Holder submits information pursuant to section V.1.(a) hereof, and (iii) who is registered in the ledger maintained by the Auction Manager in respect of holders of Series 2 Preference Shares;

          "HELD BY" with respect to any Series 2 Preference Shares registered in the name of the Auction Manager shall include such shares beneficially owned by an Existing Holder but does not include, with respect to such shares, the Auction Manager;

          "HEREOF" and similar expressions mean or refer to the provisions relating to the Series 2 Preference Shares;

          "HOLD ORDER" and "HOLD ORDERS" shall have the respective meanings specified in section V.1.(a) hereof;

          "INITIAL THREE YEAR TERM" shall mean the period from and including the date of issue of the Series 2 Preference Shares to but excluding April 30, 1992;

          "MAXIMUM RATE" with respect to any Auction Dividend Period shall mean the Bankers' Acceptance Rate determined on the Auction Date immediately preceding the beginning of such Auction Dividend Period plus 0.40%;

          "NOTICE REQUESTING BIDS" shall mean a notice from the Corporation to one or more Dealers requesting them to submit Dealer Offers as provided for in section IV.1.(a) hereof;

          "NOTIFICATION TO HOLDERS" shall mean the notification from the Corporation to holders of Series 2 Preference Shares of the acceptance of a Dealer Offer as provided for in section IV.l. (d) hereof;

          "ORDER" and "ORDERS" shall have the respective meanings specified in section V.l. (a) hereof;

          "POTENTIAL HOLDER" shall mean any person, including any Existing Holder, (i) who has executed a Purchaser's Letter, (ii) who has delivered or caused to be delivered such Purchaser's Letter to the Auction Manager and to any Dealer to which such Potential Holder submits information pursuant to section V.l. (a) hereof and (iii) who has submitted an order to acquire Series 2 Preference Shares in an Auction;

          "PURCHASER'S LETTER" shall mean a letter addressed to the Auction Manager and a Dealer in which a person agrees, among other things, to be bound by the Auction Procedures in the event such person participates in an Auction-

          "REDEMPTION DATE" shall have the meaning specified in section II.5 hereof.;

          "REDEMPTION PRICE" shall have the meaning specified in section II.4 hereof.;

          "REMAINING SHARES" shall have the meaning specified in paragraph
          (iv) of section V.4.(a) hereof;

          "REUTERS SCREEN" means the display designated as page "CDOR" on the Reuter Monitor Money Rates Service (or such other page as may replace the CDOR page on that service) for the purpose of displaying Canadian dollar bankers' acceptance rates and Government of Canada Treasury bill rates;

          "SELL ORDER" and "SELL ORDERS" shall have the respective meanings specified in section V.1.(a) hereof;

          "SETTLEMENT DATE" shall mean the first Business Day following an Auction Date;

          "SUBMISSION DEADLINE" shall mean 11:00 a.m., Toronto time, on any Auction Date or such later time on any Auction Date, as specified by the Auction Manager from time to time, by which Dealers are required to submit Orders to the Auction Manager;

          "SUBMITTED BID" and "SUBMITTED BIDS" shall have the respective meanings specified in section V.3.(a) hereof;

          "SUBMITTED HOLD ORDER" and "SUBMITTED HOLD ORDERS" shall have the respective meanings specified in section V.3.(a) hereof;

          "SUBMITTED ORDER" and "SUBMITTED ORDERS" shall have the respective meanings specified in section V.3.(a) hereof;

          "SUBMITTED SELL ORDER" and "SUBMITTED SELL ORDERS" shall have the respective meanings specified in section V.3.(a) hereof;

          "SUFFICIENT CLEARING BIDS" shall have the meaning specified in section V.3.(a) hereof; and

          "WINNING BID RATE" shall mean the dividend rate per annum determined in accordance with section V.3.(a) hereof.

     (b) In the event that any date on which any dividend on the Series 2 Preference Shares is payable, or on or by which any other action is required to be taken hereunder or in connection herewith, is not a Business Day, then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day.

     (c) In the event of the non-receipt of a cheque by a holder of Series 2 Preference Shares entitled to such cheque, or the loss or destruction thereof, the Corporation, upon being furnished with reasonable evidence of such non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, shall issue to such holder a replacement cheque for the amount of such cheque.

     (d) The provisions of Part III hereof with respect to the fixing of a Corporation Determined Dividend Rate for a Corporation Determined Term may be initiated by the Corporation no earlier than 60 days and no later than 45 days prior to the end of the Initial Three Year Term and, thereafter, may be used by the Corporation from time to time during any Corporation Determined Term, Dealer Determined Term or Auction Dividend Period (other than during the first Auction Dividend Period within an Auction Term), as the case may be, provided that in such circumstances such provisions are initiated no earlier than 25 days and no later than 20 days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be.

     (e) The provisions of Part IV hereof with respect to the solicitation of Dealer Offers for the purpose of fixing a Dealer Determined Dividend Rate for a Dealer Determined Term may be initiated by the Corporation no earlier than 30 days and no later than 25 days prior to the end of the Initial Three Year Term and, thereafter, may be used by the Corporation from time to time during any Corporation Determined Term, Dealer Determined Term or Auction Dividend Period (other than during the first Auction Dividend Period within an Auction Term), as the case may be, provided that in such circumstances such provisions are initiated no earlier than 13 days and no later than 10 days prior to the expiry of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be.

     (f) The provisions of Part V hereof shall apply following the end of the Initial Three Year Term and following the end of any Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be, unless at any such time a Corporation Determined Dividend Rate is in effect in accordance with the provisions of Part III hereof or a Dealer Determined Dividend Rate is in effect in accordance with the provisions of Part IV hereof.

     (g) For the purposes hereof, including Parts II, III, IV and V hereof, "accrued and unpaid dividends" means the aggregate of (i) all unpaid dividends on the Series 2 Preference Shares in respect of any Dividend Payment Date for any completed Dividend Period and in respect of any Auction Dividend Payment Date for any completed Auction Dividend Period and (ii) the amount calculated as though dividends on each Series 2 Preference Share had been accruing on a day to day basis in a manner consistent with section II.2. hereof from and including the day immediately following the last day of the most recently completed Dividend Period or Auction Dividend Period, as the case may be, to but excluding the date on which the computation of accrued dividends is to be made; provided that, for the purpose of calculating accrued and unpaid dividends payable on
          (x) the Redemption Date in the event notice of redemption of the Series 2 Preference Shares has been given pursuant to the provisions of section II.5., (y) the purchase date in the case of any purchase of Series 2 Preference Shares made under section II.6. or (z) the relevant date for the purposes of section II.8., the Average Prime Rate, if applicable to the calculation of the Corporation Determined Dividend Rate for a Corporation Determined Term or to the calculation of the Dealer Determined Dividend Rate for a Dealer Determined Term, shall be determined based on the period of 30 days ending on a day not more than 15 days prior to the Redemption Date or purchase date and set out in the applicable notice of redemption or invitation for tenders (as the case may be) or ending on the relevant date for the purposes of section II.8., as the case may be.

     (h) The index and the headings of the various sections hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.


2.   NOTICES

     (a) Any notice or other communication from the Corporation provided for herein, including without limitation any notice of redemption, shall be in writing and shall be sufficiently given if delivered or if sent by ordinary unregistered first class prepaid mail to the holders of Series 2 Preference Shares at their respective addresses appearing on the securities register of the Corporation or, in the event of the address of any such holder not so appearing, then at the last address of such holder known to the Corporation, or if given to such holders by telex, telecopier or other electronic means of communication. Notwithstanding the foregoing, any notice given under Parts III, IV or V hereof shall be given by telex, telecopier or other electronic means of communication, if possible. Accidental failure to give any notices or other communications to one or more holders of Series 2 Preference Shares shall not affect the validity of the notices or other communications properly given or any action, including the redemption of all or any part of the Series 2 Preference Shares, taken pursuant to such properly given notices or other communications but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders and shall have the same force and effect as if given in due time.

     (b) If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder, or is required to send any cheque or any share certificate to the holder of any Series 2 Preference Share, whether in connection with the redemption of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:


          (i) give such notice by means of publication once in each of two successive weeks in newspapers of general circulation published or distributed in Toronto and Montreal; and

          (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such holder by the transfer agent for the Series 2 Preference Shares at its principal office in Toronto, and such cheque and/or certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (i) above, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore delivered to such holder, shall be sent by mail as herein provided.

     (c) Notice given by the Corporation by mail shall be deemed to be given on the day upon which it is mailed unless on the day of such mailing an actual disruption of mail services has occurred in the province in or to which such notice is mailed. Notice given by the Corporation by publication shall be deemed to be given on the day on which the first publication is completed in each city in which notice is required to be published and notice given by the Corporation by telex, telecopier or other electronic means of communication shall be deemed to be given on the day on which it is sent (or, if such day is not a Business Day, on the next following Business Day). Notice given to the Corporation pursuant to the provisions hereof shall be deemed to be given on the date of actual receipt thereof by the Corporation.


3.        AMENDMENT

          The provisions hereof may be repealed, altered, modified or amended but only with the prior approval of the holders of Series 2 Preference Shares given in accordance with section I.4. in addition to any vote, authorization, confirmation or approval required by the Act.

4.        APPROVAL OF HOLDERS OF SERIES 2 PREFERENCE SHARES

          The approval of the holders of Series 2 Preference Shares required as to any and all matters referred to herein (in addition to or as distinct from any vote, authorization, confirmation or approval required by the Act) may be given by an instrument or instruments in writing signed by the holders of all of the issued and outstanding Series 2 Preference Shares or by a resolution passed by at least 66 2/3% of the votes cast at a meeting of the holders of Series 2 Preference Shares duly called for that purpose and held in accordance with section 6.1 of the provisions attaching to the Senior Preference Shares as a class, mutatis mutandis.

5.        TAX ELECTION

          The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Income Tax Act (Canada) or any successor or replacement provision of similar effect, to pay tax at a rate such that and shall take all other necessary action under such Act such that no holder of Series 2 Preference Shares shall be required to pay tax on dividends received on the Series 2 Preference Shares under section 187.2 of Part IV.1. of such Act or any successor or replacement provision of similar effect.


II.  PART II

1.        PAYMENT OF DIVIDENDS

     (a) For the Initial Three Year Term, the holders of Series 2 Preference Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, monthly cumulative preferential cash dividends in an amount determined in accordance with section II.2.(a) hereof payable on the Dividend Payment Dates in each year, the first of which dividends shall be paid on April 30, 1989 and the last of which dividends shall be paid on April 30, 1992.

     (b) After the expiry of the Initial Three Year Term for each Dividend Period falling within a Corporation Determined Term, the holders of Series 2 Preference Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends in an amount determined in accordance with section II.2.(b) hereof payable, with respect to each such Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period.

     (c) "After the expiry of the Initial Three Year Term, for each Dividend Period falling within a Dealer Determined Term, the holders of Series 2 Preference Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends in an amount determined in accordance with section II.2.(c) hereof payable, with respect to each such Dividend Period, on the Dividend Payment Date immediately following the end of such Dividend Period.

     (d) After the expiry of the Initial Three Year Term, for each Auction Dividend Period falling within an Auction Term, the holders of Series 2 Preference

          Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation, out of the monies of the Corporation properly applicable to the payment of dividends, monthly cumulative preferential cash dividends in an amount determined in accordance with section II.2.(d) hereof payable, with respect to each such Auction Dividend Period, on the Auction Dividend Payment Date immediately following the end of such Auction Dividend Period.

     (e) The Corporation shall pay such dividends on the Series 2 Preference Shares to the holders of record thereof at the close of business on the sixth Business Day immediately preceding the relevant Dividend Payment Date or Auction Dividend Payment Date (as applicable) by mailing by prepaid first class mail, on or before the relevant Dividend Payment Date or Auction Dividend Payment Date, as the case may be, addressed to each holder of Series 2 Preference Shares at his address as it appears on the books of the Corporation or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the books of the Corporation, a cheque for such dividend (less the amount of any tax or other amounts required to be deducted or withheld by the Corporation) drawn in lawful money of Canada on a Canadian chartered bank and payable at par at any branch of such bank in Canada. Notwithstanding the foregoing, any dividend cheque may be delivered to a holder of Series 2 Preference Shares at his address as aforesaid. The delivery or mailing of any such cheque in the foregoing manner shall satisfy such dividends to the extent of the sum represented by such cheque (plus the amount of any tax or other amounts required to be deducted or withheld as aforesaid) and shall be a full and complete discharge of the Corporation's obligation to pay the dividends unless, in the case of payment by cheque, the cheque is not honoured when presented for payment. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or which otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation.

2.        AMOUNT OF DIVIDENDS

     (a) The dividend to be paid on each Series 2 Preference Share for each Dividend Period during the Initial Three Year Term shall be the amount which is the product of (1) $500,000, (2) 72% of the Bankers' Acceptance Rate determined on the first Business Day of the relevant Dividend Period and (3) the number of days in such Dividend Period divided by 365.

     (b) After the expiry of the Initial Three Year Term, for each Dividend Period falling within a Corporation Determined Term, the dividend to be paid on each Series 2 Preference Share on the Dividend Payment Date immediately following the end of such Dividend Period shall be the amount which is the product of (1) $500,000, (2) the Corporation Determined Dividend Rate for such Dividend Period and (3) the number of days in such Dividend Period divided by 365.

     (c) After the expiry of the Initial Three Year Term, for each Dividend Period falling within a Dealer Determined Term, the dividend to be paid on each Series 2 Preference Share on the Dividend Payment Date immediately following the end of such Dividend Period shall be the amount which is the product of (1) $500,000, (2) the Dealer Determined Dividend Rate for such Dividend Period and (3) the number of days in such Dividend Period divided by 365.

     (d) After the expiry of the Initial Three Year Term, for each Auction Dividend Period included within an Auction Term, the dividend to be paid on each Series 2 Preference Share on the Auction Dividend Payment Date immediately following the end of such Auction Dividend Period shall be .determined as follows:

          (i) on the Auction Dividend Payment Date immediately following the end of the first Auction Dividend Period during any Auction Term, the dividend to be paid on each Series 2 Preference Share shall be the amount which is the product of (1) $500,000, (2) 72% of the Bankers' Acceptance Rate determined as of the first Business Day of such Auction Dividend Period and (3) the number of days in the first Auction Dividend Period divided by 365; and

          (ii) on the Auction Dividend Payment Dates immediately following the end of the second and subsequent Auction Dividend Periods during any Auction Term, the dividend to be paid on each Series 2 Preference Share shall be the amount which is the product of (1) $500,000, (2) the Current Dividend Rate for each such Auction Dividend Period as determined on the Auction Date immediately prior to the beginning of such Auction Dividend Period and (3) the number of days in such Auction Dividend Period divided by 365.

     (e) If, for any reason, the dividend rate applicable hereunder is, in respect of any particular day, not determined or not determinable in accordance with the provisions hereof, the rate applicable in respect of such day shall be the Bankers' Acceptance Rate on such day plus 0.40%.

3.            CUMULATIVE DIVIDENDS

              If on any Dividend Payment Date or Auction Dividend Payment Date the dividends accrued to such date are not paid in full on all Series 2 Preference Shares then outstanding, such dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the board of directors of the Corporation on which the Corporation shall have sufficient monies properly applicable to the payment of such dividends. The holders of Series 2 Preference Shares shall not be entitled to any dividends other than or in excess of the cumulative preferential cash dividends herein provided for.


4.            REDEMPTION AT THE OPTION OF THE CORPORATION

              Subject to the provisions of the Act and other laws governing the Corporation and the articles of the Corporation, the Corporation at any time, upon giving notice as hereinafter provided, may redeem the whole or from time to time any part of the then outstanding Series 2 Preference Shares on payment for each share to be redeemed of a price of $500,000 together, in each case, with an amount equal to all accrued and unpaid dividends thereon to but excluding the date fixed for redemption (the whole constituting and being herein referred to as the "Redemption Price"). If the Corporation desires to redeem only part of the Series 2 Preference Shares, the Series 2 Preference Shares to be redeemed shall be redeemed as nearly as may be pro rata (disregarding fractions) from each of the holders of Series 2 Preference Shares. Any Series 2 Preference Shares which are so redeemed shall be cancelled and not reissued.


5.            MANNER OF REDEMPTION

              In the case of any redemption of Series 2 Preference Shares pursuant to section II.4. hereof, the Corporation shall, not less than 30 days before the date specified for redemption if such date falls within the Initial Three Year Term and thereafter not less than 10 days before the date specified for redemption, give notice in writing to each person who at the date of the giving of such notice is the registered holder of Series 2 Preference Shares to be redeemed of the intention of the Corporation to redeem such Series 2 Preference Shares. Such notice shall set out the date (the "Redemption Date") on which the redemption is to take place, the Redemption Price and, unless all the Series 2 Preference Shares held by the holder to whom it is addressed are to be redeemed, the number of Series 2 Preference Shares so held which are to be redeemed. The Redemption Date shall be a day which is (i) a Settlement Date immediately following an Auction Dividend Period or (ii) a Dividend Payment Date immediately following the end of a Dividend Period. On and after the Redemption Date, the Corporation shall pay or cause to be paid to the holders of the Series 2 Preference Shares so called for redemption the Redemption Price therefor on presentation and delivery, at the registered office of the Corporation or at such other place or places within Canada designated in such notice, of the certificate or certificates representing the

Series 2 Preference Shares so called for redemption. Payment of the Redemption Price shall be made by cheque of the Corporation or its paying agent drawn in lawful money of Canada on a Canadian chartered bank and payable at par at any branch of such bank in Canada, and such payment shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the holders of Series 2 Preference Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the Redemption Date, the holders of Series 2 Preference Shares called for redemption shall not be entitled to exercise any of the rights of holders of Series 2 Preference Shares in respect of such shares except the right to receive the Redemption Price therefor, provided that if payment of such Redemption Price is not duly made by or on behalf of the Corporation in accordance with the provisions hereof, then the rights of such holders shall remain unaffected. If part only of the Series 2 Preference Shares represented by any certificate shall be redeemed, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

               The Corporation shall have the right, at any time after giving notice of its intention to redeem any Series 2 Preference Shares, to deposit the aggregate Redemption Price of the Series 2 Preference Shares so called for redemption, or of such of the Series 2 Preference Shares represented by certificates as have not at the date of such deposit been delivered by the holders thereof in connection with such redemption, in a special account in any chartered bank or any trust company in Canada to be paid without interest to or to the order of the respective holders of the Series 2 Preference Shares called for redemption, upon presentation and delivery to such bank or trust company of the certificates representing such Series 2 Preference Shares. Upon such deposit being made or upon the Redemption Date, whichever is the later, the Series 2 Preference Shares in respect whereof such deposit shall have been made shall be and shall be deemed to be redeemed and the rights of the holders thereof after such deposit or the Redemption Date, as the case may be, shall be limited to receiving without interest their proportionate part of the total Redemption Price so deposited upon presentation and delivery of the certificates representing the Series 2 Preference Shares held by them respectively. Any interest allowed on any such deposit shall belong to the Corporation. Redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held on deposit in a special account as provided for in this section above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.


6.             PURCHASE FOR CANCELLATION

               Subject to the provisions of the Act, any restrictions imposed by law, and the articles of the Corporation, the Corporation may, at any time or from time to time, purchase (if obtainable) the whole or any part of the outstanding Series 2 Preference Shares by invitation for tenders to all the holders of record of Series 2 Preference Shares outstanding at any price per share not exceeding $500,000 per share together with an amount equal to all accrued and unpaid dividends thereon up to but excluding the date of purchase, and the costs of purchase.

               The Corporation shall give notice of its intention to invite tenders to all holders of Series 2 Preference Shares by giving notice of such invitation to each holder of Series 2 Preference Shares in accordance with the provisions from time to time of the by-laws of the Corporation respecting notice to shareholders. If, upon any invitation for tenders under the provisions of this section II.6., the Corporation shall receive tenders of Series 2 Preference Shares at the same price, which shares when added to any Series 2 Preference Shares tendered at a lower price or prices aggregate a number greater than the number for which the Corporation is prepared to accept tenders, the Series 2 Preference Shares so tendered at the same price which the Corporation determines to purchase shall be purchased as nearly as may be pro rata (disregarding fractions) in proportion to the total number of Series 2 Preference Shares so tendered by each of the holders of Series 2 Preference Shares who submitted tenders at such price. Any Series 2 Preference Shares so purchased shall be cancelled and not reissued. If part only of the Series 2 Preference Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.


7.             RESTRICTION ON DIVIDENDS AND RETIREMENT AND ISSUE OF SHARES

               Subject to the provisions of the Act and any restrictions under applicable law, so long as any Series 2 Preference Shares are outstanding, unless all dividends on the Series 2 Preference Shares then outstanding and on all other shares of the Corporation ranking as to dividends prior to or on a parity with the Series 2 Preference Shares accrued up to and including the immediately preceding respective date or dates for the payment of dividends thereon have been declared and paid or set apart for payment, the Corporation will not, without the approval of the holders of the Series 2 Preference Shares given as specified below:

               (i) pay, declare or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking junior to the Series 2 Preference Shares) on shares ranking junior to the Series 2 Preference Shares; or

               (ii) redeem, purchase or otherwise retire or make any capital distribution on or in respect of any shares ranking junior to the Series 2 Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Series 2 Preference Shares); or

               (iii) redeem, purchase or otherwise retire less than all the
                     Series 2 Preference Shares; or

               (iv) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching to any series of preferred shares from time to time issued, redeem, purchase or otherwise retire for value any shares ranking on a parity with or junior to the Series 2 Preference Shares; or

               (v) issue any additional Series 2 Preference Shares or any shares ranking prior to or on a parity with the Series 2 Preference Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or in the event of any other distribution of assets of the Corporation amongst its shareholders for the purpose of winding up its affairs.

Any approval of the holders of the Series 2 Preference Shares required under this section I.7. may be given by the affirmative vote of at least a majority of the votes cast at a meeting, or adjourned meeting, of the holders of the Series 2 Preference Shares duly called and held for that purpose.

8.             LIQUIDATION, DISSOLUTION OR WINDING-UP

               In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation for the purpose of winding-up its affairs the holders of the Series 2 Preference Shares shall be entitled to receive $500,000 per share plus an amount equal to all accrued and unpaid dividends thereon calculated to the date of distribution before any amount shall be paid to or any property and assets of the Corporation shall be distributed to the holders of the Junior Preference Shares, the ordinary shares or any other shares of the Corporation ranking junior to the Series 2 Preference Shares and, after payment thereof, the Series 2 Preference Shares shall not be entitled to share in any further distribution of the assets of the Corporation.

9.             INFORMATION AND VOTING RIGHTS

               The holders of Series 2 Preference Shares shall be entitled to receive all financial statements and other information sent by the Corporation to the holders of its ordinary shares but they shall not, as such, except as expressly provided herein, have the right to receive notice of, or to attend or to vote at, any meetings of shareholders of the Corporation unless the Corporation shall have failed to pay in the aggregate dividends with respect to Dividend Periods, whether or not consecutive, aggregating at least 24 months on the Series 2 Preference Shares in which case, and only for so long thereafter as any dividends on the Series 2 Preference Shares remain in arrears, the holders of Series 2 Preference Shares shall be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and shall be entitled, voting separately as a class together with all other holders of any other series of Senior Preference Shares having similar voting rights, to elect two directors of the Corporation. In connection with the foregoing, the holders of the Series 2 Preference Shares shall have 500,000 votes for each Series 2 Preference Share held.

               Nothing herein contained shall be deemed or construed to limit the ability of the Corporation from time to time to increase or decrease the number of its directors.

               In connection with any action to be taken by the Corporation which requires the approval of the holders of Series 2 Preference Shares voting as a series or as part of the class, each such share shall entitle the holder thereof to 500,000 votes for each Series 2 Preference Share.


III.           PART III
               CORPORATION DETERMINED RATE PROCEDURES

1.             DETERMINATION OF NEW DIVIDEND RATE

               No earlier than 60 days and no later than 45 days prior to the end of the Initial Three Year Term or no earlier than 25 days and no later than 20 days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period (and provided such Auction Dividend Period is not the first Auction Dividend Period within an Auction Term), as the case may be, the Corporation may notify the holders of Series 2 Preference Shares of a proposed Corporation Determined Dividend Rate to apply with respect to a proposed Dividend Period or Dividend Periods having a duration of one calendar month or whole multiples thereof within a proposed Corporation Determined Term. Such notification to such holders shall also:

               (i) specify a date by which each holder must notify the Corporation in writing of its acceptance of the proposed Corporation Determined Dividend Rate, the proposed Dividend Period duration and the proposed Corporation Determined Term, if such holder intends to accept such rate, period duration and term, which date shall be at least 35 days prior to the end of the Initial Three Year Term or at least 15 days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be; and

               (ii) specify that the proposed Corporation Determined Dividend
                    Rate, the proposed Dividend Period duration and the proposed Corporation Determined Term shall become effective for the purposes of determining the dividends to be paid on the Dividend Payment Dates for Dividend Periods during such proposed

                    Corporation Determined Term only if all of the holders of Series 2 Preference Shares accept such rate, period duration and term.

2.             ACCEPTANCE OF CORPORATION DETERMINED DIVIDEND RATE

               If,

               (i) by the time prescribed in paragraph (i) of section III.2. hereof, all of the holders of Series 2 Preference Shares have accepted the proposed Corporation Determined Dividend Rate, the proposed Dividend Period duration and the proposed Corporation Determined Term as evidenced by notice in writing to the Corporation, and

               (ii) at least 30 days prior to the end of the Initial Three Year
                    Term or at least 12 days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be, the Corporation has notified all of such holders that each of them has agreed with the Corporation on such rate and term;

such Corporation Determined Dividend Rate, Dividend Period duration and Corporation Determined Term shall apply for the purposes of determining the dividend to be paid on the Series 2 Preference Shares on each Dividend Payment Date in respect of Dividend Periods during such Corporation Determined Term.

3.             TERMINATION OF APPLICATION

               Notwithstanding the acceptance of a Corporation Determined Dividend Rate, Dividend Period duration and a Corporation Determined Term as provided for in this Part III, the Corporation may notify the holders of Series 2 Preference Shares that the Corporation does not intend to implement application of the Corporation Determined Dividend Rate, Dividend Period duration and Corporation Determined Term as set forth in the notification to holders provided that such notification is given by the Corporation prior to the end of the Initial Three Year Term or the current Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be. In such circumstances, the provisions of Part IV hereof may be applied in accordance with such Part, failing which the provisions of Part V hereof shall be applied in accordance with such Part. Any such notification shall not limit or restrict the right of the Corporation, prior to the expiry of any subsequent Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be, to implement the provisions of this Part III by forwarding a notification to the holders of Series 2 Preference Shares.

4.              MISCELLANEOUS

               In the event that there is any inconsistency, ambiguity or uncertainty in the interpretation or application of the procedures set forth in this Part III, the board of directors of the Corporation (or any person or persons designated by the board of directors) may, in such manner as it shall determine in its sole discretion, interpret such procedures in order to deal with such inconsistency, ambiguity or uncertainty and any such determination evidenced by a certificate of the Secretary of the Corporation (which shall be provided to holders of Series 2 Preference Shares) shall be conclusive.


IV.            PART IV
               DEALER BIDS PROCEDURES

1.             BIDS BY DEALERS

          (a) No earlier than 30 days and no later than 25 days prior to the end of the Initial Three Year Term or no earlier than 13 days and no later than 10 days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period (and provided such Auction Dividend Period is not the first Auction Dividend Period within an Auction Term), as the case may be, the Corporation may solicit bids from one or more Dealers for the purchase of all of the Series 2 Preference Shares. Such solicitation shall be contained in a Notice Requesting Bids to be sent by the Corporation to such Dealers which notice shall:

               (i) invite each Dealer to submit to the Corporation a Dealer Offer; and

               (ii) specify a date, which date shall not be more than 5 days after the giving of such notice, by which any such offer must be received (the "Dealer Response Date") by the Corporation.

          (b) Each Dealer receiving a Notice Requesting Bids may submit a Dealer Offer provided such Dealer does so by the Dealer Response Date and provided that such Dealer Offer specifies:

               (i) for the purpose of determining the Dealer Determined Dividend Rate in the event such Dealer's Dealer Offer is accepted under section IV.1.(c):

                    (A) the Dealer Determined Percentage of the Average Prime Rate (to be determined as described in paragraph (i) of the definition herein of "Dealer Determined Dividend Rate");

                    (B) the Dealer Determined Percentage of the Bankers' Acceptance Rate (to be determined as described in paragraph (ii) of the definition herein of "Dealer Determined Dividend Rate"); or

                    (C)  a fixed annual percentage rate;

               (ii) a Dealer Determined Term for which the rate referred to in paragraph (i) of this section IV.1.(b) shall apply;

               (iii) the amount of any fees to be paid by the Corporation to the Dealer in respect of the Series 2 Preference Shares in the event such Dealer's Dealer Offer is accepted by the Corporation; and

               (iv) the duration of the Dividend Period, which shall be a period of one calendar month or a whole multiple thereof, to be applicable during the Dealer Determined Term specified pursuant to paragraph (ii) of this section IV.1.(b).

          (c) If the Corporation wishes to accept a Dealer Offer, it shall signify such acceptance on or before 15 days prior to the end of the Initial Three Year Period or on or before five days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be, by notice to the Dealer whose Dealer Offer it accepts (an "Accepted Dealer Offer"). The Dealer Determined Dividend Rate, the duration of the Dividend Period and Dealer Determined Term specified in the Accepted Dealer Offer shall apply for the purposes of determining the dividends to be paid on the Series 2 Preference Shares on each Dividend Payment Date in respect of each Dividend Period during such Dealer Determined Term. The Dealer whose Dealer Offer is accepted will be required to purchase all of the Series 2 Preference Shares not retained by the existing holders on the last day of the Initial Three Year Term or the current Corporation Determined Term or Dealer Determined Term or on the Settlement Date immediately following the current Auction Dividend Period, as the case may be, on the terms contained in the Accepted Dealer Offer.

          (d) Concurrently with its acceptance of a Dealer Offer, and in any event not later than 15 days prior to the end of the Initial Three Year Term or not later than five days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be, the Corporation shall notify (a "Notification to Holders") each existing holder of Series 2 Preference Shares that the Corporation has accepted a Dealer Offer. Such notification shall:

               (i) specify the Dealer Determined Dividend Rate to apply to the Series 2 Preference Shares;

               (ii) specify the Dealer Determined Term for which the Dealer
                    Determined Dividend Rate referred to in paragraph (i) of this section IV.1.(d) shall apply and the duration of the Dividend Period within such Dealer Determined Term;

              (iii) notify such holders of the right of each holder either to sell all or some of the Series 2 Preference Shares it holds to such Dealer or to continue to hold all or some of the Series 2 Preference Shares it holds;

               (iv) notify such holders of the date (which shall be not more than 10 days and not less than six days prior to the end of the Initial Three Year Term or not more than three days and not less than two days prior to the end of the current Corporation Determined Term or Dealer Determined Term or Auction Dividend Period, as the case may be) by which the Corporation must have received written notice from such holder of its decision to sell all or some of the Series 2 Preference Shares it holds as provided for in section IV.1.(e) hereof;

               (v) notify such holders that any holder of Series 2 Preference Shares that fails to respond to the Notification to Holders by the date specified for response therein will be deemed to have elected to continue to hold all of the Series 2 Preference Shares then held by it subject to the terms and conditions as to the Dealer Determined Dividend Rate and the Dealer Determined Term which are set forth in the Notification to Holders; and

               (vi) identify the Dealer whose Dealer Offer has been accepted.

          (e) Upon receipt of the Notification to Holders, an existing holder of Series 2 Preference Shares may elect to sell Series 2 Preference Shares in accordance with the terms specified in such Notification to Holders by notifying the Corporation in writing of such decision and of the number of shares to be sold. Each holder of Series 2 Preference Shares who elects to sell all or some of its Series 2 Preference Shares shall, together with such notice, deposit the certificate or certificates representing the Series 2 Preference Shares which such holder desires to sell (with the transfer panel on such certificate duly completed and signed or, in the alternative, with a duly completed stock transfer power of attorney accompanying such certificate or certificates) at the registered office of the Corporation, or at any place where the Series 2 Preference Shares may be transferred or any other place or places in Canada specified by the Corporation to holders of Series 2 Preference Shares in the Notification to Holders. If a holder of

               Series 2 Preference Shares wishes to sell only some of the Series 2 Preference Shares represented by any share certificate or certificates, the holder may deposit the certificate or certificates, as aforementioned, and the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new share certificate representing the Series 2 Preference Shares which are not being delivered for sale. Any holder of Series 2 Preference Shares that fails to respond to the Notification to Holders by the date specified for response therein will be deemed to have elected to continue to hold all of the Series 2 Preference Shares then held by it subject to the terms and conditions as to the Dealer Determined Dividend Rate, Dividend Period duration and the Dealer Determined Term which are set forth in the Notification to Holders. The Corporation shall have all such powers and authority as may be necessary to determine finally the adequacy of all transfer instruments and related matters with respect to the sale of shares by an existing holder to a Dealer hereunder. Any determination by the Corporation to the effect that any instrument of transfer is incomplete or ineffective shall bind the holder intending to sell any of its Series 2 Preference Shares pursuant to the provisions of this Part IV and shall also bind the Dealer in question.


          (f) At least one Business Day prior to the end of the Initial Three Year Term or the current Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be, the Corporation shall notify the Dealer submitting the Accepted Dealer Offer of the number of shares to be purchased by such Dealer in accordance with section IV.1. (g) hereof and of the identity of the vendor or vendors thereof.

          (g) On the last day of the Initial Three Year Term or the current Corporation" Determined Term or Dealer Determined Term or on the Settlement Date immediately following the end of the current Auction Dividend Period, as the case may be, the Dealer submitting the Accepted Dealer Offer shall purchase the Series 2 Preference Shares from the holders specified in section IV.1. (f) hereof at the purchase price of $500,000 per Series 2 Preference Share. For the purposes of completing such purchase, the Dealer submitting the Accepted Dealer Offer shall deposit with the Corporation, at its registered office, on or prior to noon (Toronto time) on such date, a certified cheque payable to the Corporation, as agent for the vendor or vendors referred to in section IV.1. (f) hereof, representing the aggregate purchase price for the Series 2 Preference Shares to be purchased pursuant to this section IV.1. (g) together with a direction as to registration particulars with respect to such Series 2 Preference Shares to be purchased. Upon receipt of such certified cheque as aforesaid, the Corporation shall deliver to the vendor or vendors at the registered office of the Corporation cheques payable to the vendor or vendors in payment of the purchase price for such Series 2 Preference Shares (less any tax required to be deducted and withheld therefrom) against delivery of the certificates therefor duly completed in accordance with section IV.1. (e), and delivery of such cheques by the Corporation shall be deemed to be payment and shall satisfy and discharge all liability for such purchase price to the extent Of the amount represented by such cheques (plus any tax required to be and in fact deducted and withheld therefrom and remitted to the proper tax authority), unless such cheques are not paid on due presentation.


2.             TERMINATION OF APPLICATION

               Notwithstanding the acceptance of a Dealer Offer as provided for in this Part IV, the Corporation may notify the holders of Series 2 Preference Shares that the Corporation does not intend to implement application of the Dealer Determined Dividend Rate, Dividend Period duration and Dealer Determined Term as set forth in the Notification to Holders provided that such notification is given by the Corporation prior to the end of the Initial Three Year Term or the current Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be. In such circumstances, the provisions of Part V hereof shall be applied in accordance with such Part and, for greater certainty, the Dealer whose Dealer Offer has been accepted shall not be obliged to purchase any Series 2 Preference Shares pursuant to such Dealer Offer. Any such notification shall not limit or restrict the right of the Corporation, prior to the end of any subsequent Corporation Determined Term, Dealer Determined Term or Auction Dividend Period, as the case may be, to implement the provisions of this Part IV by forwarding a Notice Requesting Bids to one or more Dealers.


3.             MISCELLANEOUS

               In the event that there is any inconsistency, ambiguity or uncertainty in the interpretation of application of the procedures set forth in this Part IV, the board of directors of the Corporation (or any person or persons designated by the board of directors) may, in such manner as it shall determine in its sole discretion, interpret such procedures in order to deal with such inconsistency, ambiguity or uncertainty and any such determination evidenced by a certificate of the Secretary of the Corporation (which shall be provided to holders of Series 2 Preference Shares) shall be conclusive.

V.        PART V
          AUCTION PROCEDURES

1.        ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS

     (a)  Prior to the Submission Deadline on each Auction Date:

          (i) each Existing Holder may submit to a Dealer information as to the number of Series 2 Preference Shares, if any, held by such Existing Holder which such Existing Holder: each Existing Holder may submit to a Dealer information as to the number of Series 2 Preference Shares, if any, held by such Existing Holder which such Existing Holder:

               (A) desires to continue to hold without regard to the Current Dividend Rate; and/or

               (B) desires to continue to hold, provided that the Current Dividend Rate shall not be less than the dividend rate per annum specified by such Existing Holder; and/or

               (C)  offers to sell without regard to the Current Dividend Rate;
                    and

          (ii) Potential Holders may submit to a Dealer offers to purchase Series 2 Preference Shares, provided that any such offer shall be effective only if the Current Dividend Rate shall not be less than the dividend rate per annum specified by such Potential Holder.

           The communication to a Dealer of the information referred to in this section V.1.(a) is an "Order" and, collectively, are "Orders", and each Existing Holder and each Potential Holder placing an Order is a "Bidder" and, collectively, are "Bidders"; an Order containing the information referred to in subparagraph (i) (A) of this section V.l. (a) is a "Hold Order" and, collectively, are "Hold Orders"; an Order containing the information referred to in subparagraph (i) (B) or paragraph (ii) of this section V.l. (a) is a "Bid" and, collectively, are "Bids"; and an Order containing the information referred to in subparagraph (i) (C) of this section V.1.(a) is a "Sell Order" and, collectively, are "Sell Orders".

     (b) (i) A Bid by an Existing Holder shall constitute an irrevocable offer to sell at a price per Series 2 Preference Share equal to $500,000:

               (A) the number of Series 2 Preference Shares specified in such Bid if the Winning Bid Rate determined on the applicable Auction Date is less than the rate specified in such Bid;

               (B) the number of Series 2 Preference Shares specified in such Bid or a lesser number to be determined as set forth in paragraph (iv) of section V.4.(a) hereof if the Winning Bid Rate determined on such Auction Date is equal to the rate specified in such Bid; or

               (C) a number of Series 2 Preference Shares which is less than the number thereof specified in such Bid to be determined as set forth in paragraph (iii) of section V.4.(b) hereof if the rate specified in such Bid is higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

          (ii) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell at a price per Series 2 Preference Share equal to $500,000:

               (A) the number of Series 2 Preference Shares specified in such Sell Order if Sufficient Clearing Bids do exist; or

               (B) a lesser number of Series 2 Preference Shares to be determined as set forth in paragraph (iii) of section V.4.(b) hereof if Sufficient Clearing Bids do not exist.

         (iii) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase at a price per Series 2 Preference Share equal to $500,000:

               (A) the number of Series 2 Preference Shares specified in such Bid if the Winning Bid Rate determined on the applicable Auction Date is higher than the rate specified in such Bid;

               (B) the specified number or a lesser number of Series 2 Preference Shares to be determined as set forth in paragraph (v) of section V.4.(a) hereof if the Winning Bid Rate determined on such Auction Date is equal to the rate specified in such Bid; or

               (C) the specified number of Series 2 Preference Shares if the rate specified in such Bid is equal to or lower than the Maximum Rate and Sufficient Clearing Bids do not exist.

     (c) A rate specified by an Existing Holder or Potential Holder in any Bid shall be a fixed annual percentage rate or a specified percentage of the Bankers' Acceptance Rate determined on the relevant Auction Date.

     (d) If none of the holders of Series 2 Preference Shares is an Existing Holder for the purposes of this Part V on any date which would be an Auction

          Date hereunder, the Current Dividend Date for the next succeeding Auction Dividend Period shall be equal to 50% of the Bankers' Acceptance Rate determined on the Auction Date.

2.        SUBMISSION OF ORDERS BY DEALERS TO THE AUCTION MANAGER

     (a) Each Dealer shall submit to the Auction Manager in writing in accordance with its Dealer Agreement prior to the Submission Deadline on each Auction Date all Orders obtained by such Dealer and specifying with respect to each Order:

           (i) the name of the Bidder placing such Order;

          (ii) the aggregate number of Series 2 Preference Shares that are the subject of the Order;

         (iii) to the extent that the Bidder is an Existing Holder, the number of Series 2 Preference Shares, if any, subject to any:

               (A)  Hold Order placed by such Existing Holder;

               (B) Bid placed by such Existing Holder and the rate specified in such Bid; and/or

               (C)  Sell Order placed by such Existing Holder; and

          (iv) to the extent that the Bidder is a Potential Holder, the rate specified in the Bid of such Potential Holder.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Manager shall round such rate up to the next highest one-thousandth of one percent (0.001%).

     (c) If for any reason an Order or Orders covering in the aggregate all the Series 2 Preference Shares held by an Existing Holder is not submitted to the Auction Manager prior to the Submission Deadline, the Auction Manager shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Series 2 Preference Shares held by such Existing Holder and not subject to Orders submitted to the Auction Manager.

     (d) If one or more Orders covering in the aggregate more than the number of Series 2 Preference Shares held by any Existing Holder are submitted to the Auction Manager, such Orders shall be considered valid as follows and in the following order of priority:

          (i) all Hold Orders shall be considered valid, but only up to and including, in the aggregate, the number of Series 2 Preference Shares held by such Existing Holder, and, solely for purposes of allocating compensation among the Dealers submitting Hold Orders, if the number of Series 2 Preference Shares subject to such Hold Orders exceeds the number of Series 2 Preference Shares held by such Existing Holder, the number of Series 2 Preference Shares subject to each such Hold Order shall be reduced pro rata to cover the number of Series 2 Preference Shares held by such Existing Holder;

          (ii) (A) any Bid shall be considered valid up to and including the excess of the number of Series 2 Preference Shares held by such Existing Holder over the number of Series 2 Preference Shares subject to any Hold Order referred to in paragraph
                    (i) of this section V.2.(d);

               (B) subject to subparagraph (ii) (A) of this section V.2.(d), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Series 2 Preference Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to the amount of such excess, and, solely for purposes of allocating compensation among the Dealers submitting Bids with the same rate, the number of Series 2 Preference
                    Shares subject to each Bid with the same rate shall be reduced pro rata to cover the number of Series 2 Preference Shares equal to such excess;

               (C) subject to subparagraph (ii) (A) of this section V.2.(d), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in the ascending order of their respective rates up to the amount of such excess; and

               (D) in any event, the number, if any, of such Series 2 Preference Shares subject to Bids not valid under this paragraph (ii) shall be treated as the subject of a Bid by a Potential Holder; and

         (iii) all Sell Orders shall be considered valid but only up to and including in the aggregate the excess of the number of Series 2 Preference Shares held by such Existing Holder over the sum of the Series 2 Preference Shares subject to Hold Orders referred to in paragraph (i) of this section V.2.(d) and valid Bids by Existing Holders referred to in paragraph (ii) of this section V.2.(d).

     (e) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid.

3. DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND CURRENT DIVIDEND RATE

     (a) On the Submission Deadline on each Auction Date, the Auction Manager shall assemble all Orders submitted or deemed submitted to it by the Dealers (each such Order as submitted or deemed submitted by a Dealer being individually a "Submitted Hold Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or a "Submitted Order" and, collectively, "Submitted Hold Orders", "Submitted Bids" or "Submitted Sell Orders", as the case may be, or "Submitted Orders") and shall determine:

          (i) the excess of (A) the total number of Series 2 Preference Shares held by Existing Holders issued and outstanding over (B) the number of Series 2 Preference Shares that are the subject of Submitted Hold Orders (such excess being the "Available Shares");

          (ii) from the Submitted Orders, whether:

               (A) the number of Series 2 Preference Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Rate;

               exceeds or is equal to the sum of:

               (B)  (I)  the number of Series 2 Preference Shares that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate; and

                    (II) the number of Series 2 Preference Shares that are the subject of Submitted Sell Orders;

               and if such excess or equality exists (other than because all of the Series 2 Preference Shares are the subject of Submitted Hold Orders), then such Submitted Bids in subparagraph (A) hereof shall be "Sufficient Clearing Bids"; and

         (iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids which if the Auction Manager accepted:

               (A)  (I)  each Submitted Bid from Existing Holders specifying that lowest rate, and

                    (II) all other Submitted Bids from Existing Holders
                         specifying lower rates,

               thus entitling those Existing Holders to continue to hold the aggregate number of Series 2 Preference Shares that are specified in those Submitted Bids; and

               (B)  (I)  each Submitted Bid from Potential Holders specifying that lowest rate, and
                    (II) all other Submitted Bids from Potential Holders
                         specifying lower rates,

               thus entitling those Potential Holders to purchase the aggregate number of Series 2 Preference Shares that are specified in those Submitted Bids;

               would result in such Existing Holders described in subparagraph
               (A) hereof continuing to hold an aggregate number of Series 2 Preference Shares which, when added to the aggregate number of Series 2 Preference Shares to be purchased by such Potential Holders described in subparagraph (B) hereof, would equal not less than the number of Available Shares. This lowest rate is the "Winning Bid Rate".

     (b) Promptly after the Auction Manager has made the determinations pursuant to section V.3.(a) hereof, the Auction Manager shall advise the Corporation of the Bankers' Acceptance Rate and, based on such determinations, of the dividend rate applicable to the Series 2 Preference Shares for the next succeeding Auction Dividend Period (the "Current Dividend Rate") as follows:

          (i) if Sufficient Clearing Bids exist, that the Current Dividend Rate for the next succeeding Auction Dividend Period shall be equal to the Winning Bid Rate so determined;

          (ii) if Sufficient Clearing Bids do not exist (other than because all of the Series 2 Preference Shares are the subject of Submitted Hold Orders), that the Current Dividend Rate for the next succeeding Auction Dividend Period shall be equal to the Maximum Rate; or

         (iii) if all of the Series 2 Preference Shares are the subject of Submitted Hold Orders, that the Current Dividend Rate for the next succeeding

               Auction Dividend Period shall be equal to 50% of the Bankers' Acceptance Rate determined on the Auction Date.


4. ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SELL ORDERS AND ALLOCATION OF SHARES

          Based on the determinations made pursuant to section V.3.(a) hereof, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Manager shall take such other action as set forth below:

     (a) If Sufficient Clearing Bids have been made, subject to the provisions of sections V.4.(c) and V.4.(d) hereof, Submitted Bids and Submitted Sell Orders shall be accepted and rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (i) (A) the Submitted Sell Order of each Existing Holder shall be accepted and (B) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Series 2 Preference Shares that are the subject of such Submitted Sell Order and such Submitted Bid;

          (ii) the Submitted Bid of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Series 2 Preference Shares that are the subject of such Submitted Bid;

         (iii) the Submitted Bid of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Holder to purchase the number of Series 2 Preference Shares specified in such Submitted Bid;

          (iv) the Submitted Bid for each Existing Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Series 2 Preference Shares that are the subject of such Submitted Bid, unless the number of Series 2 Preference Shares subject to all such Submitted Bids is greater than the total number of Available Shares minus the number of Series 2 Preference Shares subject to Submitted Bids described in paragraphs (ii) and (iii) of this section V.4.(a) (the "Remaining Shares"). In this event, the Submitted Bids of each such Existing Holder described in this paragraph (iv) shall be rejected, and each such Existing Holder shall be required to sell Series 2 Preference Shares, but only in an amount equal to the difference between (A) the number of Series 2 Preference Shares then held by such Existing

               Holder subject to such Submitted Bid, and (B) the number of Series 2 Preference Shares obtained by multiplying (x) the number of Remaining Shares by (y) a fraction, the numerator of which shall be the number of Series 2 Preference Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Series 2 Preference Shares subject to such Submitted Bids made by all such Existing Holders who specified a rate equal to the Winning Bid Rate; and

          (v) the Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Series 2 Preference Shares obtained by multiplying (A) the excess, if any, of the total number of Available Shares over the number of Series 2 Preference Shares subject to accepted Submitted Bids described in clauses (ii), (iii) and (iv) of this section V.4.(a) by (B) a fraction, the numerator of which shall be the number of Series 2 Preference Shares specified in such Submitted Bid and the denominator of which shall be the sum of the number of Series 2 Preference Shares subject to Submitted Bids made by all Potential Holders who specified a rate equal to the Winning Bid Rate.

     (b) If Sufficient Clearing Bids have not been made (other than because all of the Series 2 Preference Shares are subject to Submitted Hold Orders), subject to the provisions of sections V.4.(c) and V.4.(d) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

          (i) the Submitted Bid of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling that Existing Holder to continue to hold the Series 2 Preference Shares that are the subject of such Submitted Bid;

          (ii) the Submitted Bid of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holder to purchase the number of Series 2 Preference Shares specified in such Submitted Bid; and

         (iii) the Submitted Bid of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected and the Submitted Sell Order of each Existing Holder shall be accepted, thus requiring each such Existing Holder to sell Series 2 Preference Shares but only in an amount equal to the number of Series 2 Preference Shares obtained by multiplying the aggregate number of Series 2 Preference Shares subject to Submitted Bids described in paragraph (ii) of this section V.4.(b) by a fraction, the numerator of which shall be the number of Series 2 Preference Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Series 2 Preference Shares subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If, as a result of the procedures described in section V.4.(a) or V.4.(b) hereof, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Series 2 Preference Share on any Settlement Date, the Auction Manager shall, in such manner as it shall determine in its sole discretion, round up or down the number of Series 2 Preference Shares to be purchased or sold by any Existing Holder or Potential Holder on such Settlement Date so that the number of shares purchased or sold by each Existing Holder or Potential Holder shall be whole Series 2 Preference Shares.

          (d) If, as a result of the procedures described in section V.4.(a) hereof, any Potential Holder would be entitled or required to purchase a fraction of a Series 2 Preference Share on any Settlement Date, the Auction Manager shall, in such manner as it shall determine in its sole discretion, allocate shares for purchase among Potential Holders so that only whole Series 2 Preference Shares are purchased on such Settlement Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Series 2 Preference Shares on such Settlement Date.

          (e) Based on the results of each Auction, the Auction Manager shall determine to which Potential Holder or Potential Holders purchasing Series 2 Preference Shares an Existing Holder or Existing Holders shall sell Series 2 Preference Shares being sold by such Existing Holder or Existing Holders. Such purchases and sales of Series 2 Preference Shares shall be completed in accordance with the procedures specified in the Purchaser's Letter on the Settlement Date by payment by each Potential Holder purchasing Series 2 Preference Shares of the aggregate purchase price of the Series 2 Preference Shares to be purchased from a relevant Existing Holder equal to $500,000 per Series 2 Preference Share against delivery by such Existing Holder selling Series 2 Preference Shares to such Potential Holder of a certificate or certificates representing the number of Series 2 Preference Shares being sold, duly endorsed for transfer.




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                                     - 35 -

5.             MISCELLANEOUS

               Notwithstanding the provisions of Part V hereof, the Auction Manager shall not follow the Auction Procedures on the Auction Date immediately preceding: (i) the Redemption Date in the event that written notice of redemption of all the outstanding Series 2 Preference Shares has been given pursuant to the provisions of section II.5. hereof or (ii) the first day of a Corporation Determined Term or Dealer Determined Term.

               In the event that there is any inconsistency, ambiguity or uncertainty in the interpretation or application of the procedures set forth in this Part, the board of directors of the Corporation (or any person or persons designated by the board of directors) may, in such manner as it shall determine in its sole discretion, interpret such procedures in order to deal with any such inconsistency, ambiguity or uncertainty and any such determination evidenced by a certificate of the Secretary of the Corporation (which shall be provided to holders of Series 2 Preference Shares) shall be conclusive.